AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 28, 2006

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             AURORA GOLD CORPORATION
                  (Name of small business issuer in its charter)

       DELAWARE                      1040                     13-3945947
  -----------------     ------------------------------   ---------------------
   (State or Other       (Primary Standard Industrial        (IRS Employer
   Jurisdiction of           Classification Code)         Identification No.)
    Organization

                                                     KLAUS ECKHOF
       30 LEDGAR ROAD, BALCATTA, WA          30 LEDGAR ROAD, BALCATTA, WA
             6021 AUSTRALIA                         6021 AUSTRALIA

        TELEPHONE:(+61 8) 9240-2836          TELEPHONE:(+61 8) 9240-2836
       FACSIMILE: (+61 8) 9240-2406          FACSIMILE: (+61 8) 9240-2406
  ------------------------------------  -------------------------------------
        (Address and telephone of            (Name, address and telephone
      registrant's executive office)         number of agent for service)

                  Copies of all communications and notices to:
                              JOSEPH SIERCHIO, ESQ.
                           SIERCHIO GRECO & GRECO, LLP
                                720 FIFTH AVENUE
                            NEW YORK, NEW YORK 10019
                            TELEPHONE: (212) 246-3030
                            FACSIMILE: (212) 246-2225

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") check the following box. [X]

If this Form is filed to register additional securities for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [ ]

                                  CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------
SECURITIES TO BE    NUMBER OF SHARES         PROPOSED              PROPOSED       REGISTRATION FEE
  REGISTERED       REGISTERED (1) (2)    MAXIMUM OFFERING      MAXIMUM OFFERING
                                       PRICE PER  SHARE (3)       PRICE (3)
----------------   ------------------  ---------------------  ------------------  -----------------
Shares of Common            8,000,000  $                0.77  $       6,160,000   $             856
Stock Par Value
0.001 per Share
---------------------------------------------------------------------------------------------------

(1) The 8,000,000 shares were issued in connection with a private placement of a total of 8,000,000 completed by the registrant in February of 2006.

(2) All of the 8,000,000 shares being registered are offered by the Selling Stockholders. Accordingly, this registration statement includes an indeterminate number of additional shares of common stock issuable for no additional consideration pursuant to any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of our common stock. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

(3) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act of 1933; the closing sale price of our stock on July 27, 2006, as quoted on the National Association of Securities Dealers, Inc.'s Over the Counter Bulletin Board was $0.77. It is not known how many shares will be purchased under this registration statement or at what price shares will be purchased.


REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING UNDER SAID SECTION 8(A), MAY DETERMINE.

                   SUBJECT TO COMPLETION, DATED JULY 28, 2006

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALES IS NOT PERMITTED.

PROSPECTUS

                             AURORA GOLD CORPORATION

                          8,000,000 SHARES COMMON STOCK

     This prospectus relates to the resale by certain of our stockholders named in this prospectus (the "SELLING STOCKHOLDERS") of up to 8,000,000 shares of our common stock. We will not receive any proceeds from the sales by the Selling Stockholders.

     The Selling Stockholders and any underwriter, broker-dealer or agent that participates in the sale of the common stock or interests therein may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended. Any discounts, commissions, concessions, profit or other compensation any of them earns on any sale or resale of the shares, directly or indirectly, may be underwriting discounts and commissions under the Securities Act of 1933. The Selling Stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 will be subject to the prospectus delivery requirements of the Securities Act of 1933.

     The Selling Stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The shares may be sold directly or through agents or broker-dealers acting as agents on behalf of the Selling Stockholders. The
Selling Stockholders may engage brokers, dealers or agents, who may receive commissions or discounts from the Selling Stockholders. We will pay substantially all the expenses incident to the registration of the shares; however, we will not pay for sales commissions and other expenses applicable to the sale of the shares.

     Our shares are listed on the OTC Bulletin Board under the symbol "ARXG." On July 27, 2006, the closing sale price for our common stock on the OTC Bulletin Board was U.S. $0.77 per share.

     THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 6.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                   THE DATE OF THIS PROSPECTUS IS _____, 2006

                         TABLE OF CONTENTS

                                                                Page
PROSPECTUS SUMMARY                                                 5
RISK FACTORS                                                       8
FORWARD-LOOKING STATEMENTS                                        13
USE OF PROCEEDS                                                   13
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS          14
LEGAL PROCEEDINGS                                                 14
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
        BUSINESS                                                  15
MANAGEMENT                                                        27
EXECUTIVE COMPENSATION                                            29
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT    30
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                    31
SELLING STOCKHOLDERS                                              32
PLAN OF DISTRIBUTION                                              36
DESCRIPTION OF OUR CAPITAL STOCK                                  37
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
        SECURITIES ACT LIABILITIES                                39
EXPERTS                                                           40
WHERE YOU CAN FIND ADDITIONAL INFORMATION                         40
FINANCIAL STATEMENTS                                              F1

                      -----------------------------------

          YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR ANY SUPPLEMENT HERETO. WE HAVE NOT, AND THE SELLING STOCKHOLDERS HAVE NOT, AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT INFORMATION YOU SHOULD NOT RELY ON IT. WE ARE NOT, AND THE SELLING STOCKHOLDERS ARE NOT, MAKING AN OFFER TO SELL THE COMMON STOCK IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF THIS PROSPECTUS REGARDLESS OF THE DATE OF DELIVERY OF THIS PROSPECTUS OR ANY SUPPLEMENT HERETO, OR THE SALE OF COMMON STOCK. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

     WE OBTAINED STATISTICAL DATA AND CERTAIN OTHER INDUSTRY FORECASTS USED THROUGHOUT THIS PROSPECTUS FROM MARKET RESEARCH, PUBLICLY AVAILABLE INFORMATION AND INDUSTRY PUBLICATIONS. INDUSTRY PUBLICATIONS GENERALLY STATE THAT THEY OBTAIN THEIR INFORMATION FROM SOURCES THAT THEY BELIEVE TO BE RELIABLE, BUT THEY DO NOT GUARANTEE THE ACCURACY AND COMPLETENESS OF THE INFORMATION. SIMILARLY, WHILE WE BELIEVE THAT THE STATISTICAL AND INDUSTRY DATA AND FORECASTS AND MARKET RESEARCH USED HEREIN ARE RELIABLE, WE HAVE NOT INDEPENDENTLY VERIFIED SUCH DATA. WE HAVE NOT SOUGHT THE CONSENT OF THE SOURCES TO REFER TO THEIR REPORTS OR ARTICLES IN THIS PROSPECTUS.

                               PROSPECTUS SUMMARY

     This summary contains material information about us and the offering which is described in detail elsewhere in the prospectus. Since it may not include all of the information you may consider important or relevant to your investment decision, you should read the entire prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under "Risk Factors" on page 6, and our financial statements and the accompanying notes.

     Unless the context otherwise requires, the terms "we," "our," "us," the "Company" and "Aurora Gold" refer to Aurora Gold Corporation, a Delaware corporation, and not to the Selling Stockholders.

OUR BUSINESS

     We were incorporated under the laws of the State of Delaware on October 10, 1995, under the name "CHEFS ACQUISITION CORP." Initially formed for the purpose of engaging in the food preparation business, we redirected our business efforts in late 1995 following a change of control, which occurred on October 30, 1995, to the acquisition, exploration and, if warranted, the development of mineral resource properties. We changed our name to "AURORA GOLD CORPORATION" on August 20, 1996 to more fully reflect our resource exploration business activities.

     Our general business strategy is to acquire mineral properties either directly or through the acquisition of operating entities. Our continued operations and the recoverability of mineral property costs is dependent upon the existence of economically recoverable mineral reserves, confirmation of our interest in the underlying properties, our ability to obtain necessary financing to complete the development and upon future profitable production.

     Since 1996 we have acquired and disposed of a number of properties. We have not been successful in any of our exploration efforts to establish reserves on any of the properties that we owned or in which we have or have had an interest.

     We currently have interest in nine (9) properties none of which contain any reserves. Please refer to "DESCRIPTION OF PROPERTIES." We have no revenues, have sustained losses since inception, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations. We will not generate revenues even if any of our exploration programs indicate that a mineral deposit may exist on our properties. Accordingly, we will be dependent on future financings in order to maintain our operations and continue our exploration activities.

     Our principal and technical office is located at 30 Ledgar Road, Balcatta, WA 6021 Australia. The telephone number is (+61 8) 9240-2836. We conduct our exploration and property acquisition activities through the Balcatta office.

Risk Associated With Our Business

     The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that the exploration of any of the properties in which we have or may acquire an interest will uncover commercially exploitable mineral reserves. It is likely that such properties will not contain any reserves and, in all likelihood, any funds spent on exploration will probably be lost. In addition, problems such as unusual or unexpected geological formations or other variable conditions are involved in exploration and, often result in unsuccessful exploration efforts.

     In addition, due to our limited capital and resources, we are limited in the amount of exploration work we can do. As a result, our already low probability of successfully locating mineral reserves will be reduced significantly further. Therefore, we may not find a commercial mineable ore deposit prior to exhausting our funds. Furthermore, exploration costs may be higher than anticipated, in which case, the risk of utilizing all of our funds prior to locating any ore deposits shall be greatly increased. Factors that could cause exploration costs to increase are: adverse conditions, difficult terrain and shortages of qualified personnel. Please refer to "Risk Factors".

THE OFFERING

     On February 23, 2006 we concluded a private placement of 8,000,000 shares of our common stock, at a price of $0.50 per share or $4,000,000 in the aggregate; all of the shares were acquired by the Selling Stockholders, none of whom are residents of the United States or Canada. The shares were issued to the Selling Stockholders pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Regulation S as promulgated by the U.S. Securities and Exchange Commission. As a condition to the consummation of the private placement, we agreed to register the shares that are the subject of this prospectus and to maintain such registration effective for a period of two years following the date of this prospectus.

     Although we have agreed to the costs and expenses related to the preparation and filing of this prospects, which we estimate will be approximately $20,000 we will receive none of the proceeds from the sale of the shares by the Selling Stockholders.

     The Selling Stockholders are offering an aggregate of 8,000,000 shares. The Selling Stockholders holders will determine if, when, and how they will sell the common stock offered in this prospectus. PLEASE REFER TO "PLAN OF DISTRIBUTION." The offering will conclude upon the earlier to occur of:

     -    The sale of all of the 8,000,000 shares of common stock being offered;
     -    The second anniversary date of the effective date of this prospectus;
          or
     - The earlier termination of the registration statement covering the shares being offered.

     At July 27, 2006 we had 44,218,522 shares issued and outstanding, inclusive of the shares being offered by the Selling Stockholders. Our common stock is currently quoted on the NASD's Over the Counter Bulletin Board under the symbol "ARXG." There is only a limited trading market for our common stock. PLEASE REFER TO "RISK FACTORS" AND TO "MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS."

SELECTED FINANCIAL DATA

     The following summary statement of operations and summary balance sheet data are derived from our financial statements for the years ended December 31, 2005 and 2004, and for the six month period ended June 30, 2006, that were filed with the U.S. Securities and Exchange Commission on our Annual Reports Form 10-KSB or Form 10-QSB as applicable. This information should be read in conjunction with the audited consolidated financial statements and the related notes appearing elsewhere in this prospectus.

BALANCE SHEETS

                                June 30,      December      December
                                  2006        31, 2005      31, 2004
                              (Unaudited)    (Audited)     (Audited)
Cash                          $ 2,195,289   $   164,189   $     1,275
Total Assets                  $ 2,213,359   $   198,319   $     5,412
Total Liabilities             $    32,460   $    32,588   $   190,296
Total Stockholders'  Equity   $ 2,180,899   $   165,731   $  (184,884)
(Deficit)                     $(6,317,409)  $(4,448,010)  $(3,990,739)

STATEMENTS OF OPERATION

                                                                         From
                               Six                                   October 10,
                              Months      Year Ended    December   1995(inception)
                            Ended June     December       31,        to June 30,
                             30, 2006      31, 2005       2004           2006
                           (Unaudited)    (Audited)    (Audited)     (Unaudited)
Revenue                    $         -   $         -   $       -   $             -
Other Income (Loss)        $         -   $    71,968   $       -   $       (30,290)
Expenses                   $ 1,869,399   $   529,239   $ 223,763   $     6,287,119
Net Loss for the Period    $(1,869,399)  $  (457,271)  $(223,763)  $    (6,317,409)

                                  RISK FACTORS

     You should carefully consider the risks described below before purchasing shares of our common stock. Our most significant risks and uncertainties are described below; if any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein. You should acquire shares of our common stock only if you can afford to lose your entire investment.


              RISKS RELATED TO OUR BUSINESS, PROPERTY AND INDUSTRY

WE ARE AN EXPLORATION STAGE COMPANY WITH NO HISTORY OF OPERATIONS, WHICH HAS INCURRED SUBSTANTIAL LOSSES AND, THEREFORE, THERE IS A STRONG LIKELIHOOD THAT WE MAY FAIL.

     Due to the fact that we have not commenced any business operations, we have no operating history upon which to evaluate the likelihood that our business will be successful. We have never earned any revenues. In addition, we have incurred net losses of approximately $6,317,409 for the period from our inception (October 10, 1995) through June 30, 2006 and, based upon current plan of operation, we expect that we will incur losses for the foreseeable future.

     Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such companies. We are subject to all of the risks inherent to a new business enterprise, such as established bank relationships, limited capital resources, lack of manpower, and possible cost overruns. Potential investors must also weigh the likelihood of success in light of any problems, complications, and delays that may be encountered with the exploration of our properties.

BECAUSE WE DO NOT HAVE ANY REVENUES, WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

     Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with the financial statements for the years ended December 31, 2005 and 2004 relative to our ability to continue as a going concern. Our ability to obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     We have never generated revenues and we have never been profitable. Prior to completing exploration on our mineral properties, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. If we are unable to generate financing to continue the exploration of our properties, we will fail and you will lose your entire investment in this offering.

NONE OF THE PROPERTIES IN WHICH WE HAVE AN INTEREST OR THE RIGHT TO EARN AN INTEREST HAVE ANY KNOWN RESERVES.

     We currently have an interest or the right to earn an interest in nine properties, none of which have any reserves. To date, we have engaged in only limited preliminary exploration activities on the properties. Accordingly, we do not have sufficient information upon which to assess the ultimate success of our exploration efforts. If we do not establish reserves we may be required to curtail or suspend our operations, in which case the market value of our common stock may decline and you may lose all or a portion of your investment.

WE ARE SUBJECT TO ALL THE RISKS INHERENT TO MINERAL EXPLORATION, WHICH MAY HAVE AN ADVERSE AFFECT ON OUR BUSINESS OPERATIONS.

     We are subject to the numerous risks and hazards inherent to the mining industry including, without limitation, the following:

     - mineral exploration is subject to substantial operating hazard some of which are not insurable or may not be insured due to economic considerations;

     -    interruptions caused by adverse weather conditions;

     - unforeseen limited sources of supplies may resulted in shortages of materials, equipment and availability of experienced manpower.

          The prices and availability of such equipment, facilities, supplies and manpower may change and have an adverse effect on our operations, causing us to suspend operations or cease our activities completely.

BECAUSE WE HAVE NOT COMMENCED PRELIMINARY EXPLORATION OF OUR PROPERTIES, WE FACE A HIGH RISK OF BUSINESS FAILURE AND THIS COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT.

     We have not begun the initial stages of exploration of our properties, and thus have no way to evaluate whether we will be able to operate our business successfully. To date, we have been involved primarily in organizational activities, acquiring interests in properties and in conducting preliminary exploration of properties. We have not earned any revenues and have not achieved profitability as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. If we are unsuccessful in addressing these risks, our business will likely fail and you will lose your entire investment in this offering.

IT IS POSSIBLE THAT OUR TITLE FOR THE PROPERTIES IN WHICH WE HAVE AN INTEREST WILL BE CHALLENGED BY THIRD PARTIES.

     We have not obtained title insurance for our properties. It is possible that the title to the properties in which we have our interest will be challenged or impugned. If such claims are successful, we may loose our interest in such properties.

OUR FAILURE TO COMPETE WITH OUR COMPETITORS IN THE MINERAL EXPLORATION INDUSTRY FOR FINANCING, ATTRACTING MINING CLAIMS, AND FOR QUALIFIED MANAGERIAL AND TECHNICAL EMPLOYEES WILL CAUSE OUR BUSINESS OPERATIONS TO SLOW DOWN OR BE SUSPENDED.

     Our competition includes large established mineral exploration companies with substantial capabilities and with greater financial and technical resources than we have. As a result of this competition, we may be unable to acquire additional attractive mining claims or financing on terms we consider acceptable. We may also compete with other mineral exploration companies in the recruitment and retention of qualified managerial and technical employees. If we are unable to successfully compete for financing or for qualified employees, our exploration programs may be slowed down or suspended.

COMPLIANCE WITH ENVIRONMENTAL REGULATIONS APPLICABLE TO OUR OPERATIONS MAY ADVERSELY AFFECT OUR CAPITAL LIQUIDITY.

     All phases of our operations in Brazil and Canada, where our properties are located, will be subject to environmental regulations. Environmental legislation in Brazil and Canada is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. It is possible that future changes in environmental regulation will adversely affect our operations as compliance will be more burdensome and costly.

     Because we have not allocated any money for reclamation of any of our mining claims, we may be subject to fines if the mining claims are not restored to its original condition upon termination of our activities.

AS WE ARE AN EXPLORATION STAGE COMPANY WITH LIMITED ASSETS, ACCORDINGLY WE MAY NOT HAVE THE FUNDS REQUIRED TO FULLY IMPLEMENT OUR BUSINESS PLAN AND WE MAY HAVE TO LIMIT OUR EXPLORATION ACTIVITY WHICH MAY RESULT IN A LOSS OF YOUR INVESTMENT.

     Substantial expenditures are required to conduct exploration activities and to establish ore reserves through drilling. Even if our results of exploration are encouraging, we will require additional funds to complete our exploration activities. It is possible that we will be unable to obtain additional financing. Failure to obtain such financing would preclude us from continuing our exploration activities.

     Moreover, we may, in the future, be unable to meet our share of costs incurred under agreements to which we are a party and we may have our interests in the properties subject to such agreements reduced as a result. Furthermore, if other parties to such agreements do not meet their share of such costs, we may be unable to finance the costs required to complete the recommended programs.

     Because we are small and do not have much capital, we must limit our exploration activity. As such we may not be able to complete an exploration program that is as thorough as we would like. In that event, an existing ore body may go undiscovered. Without an ore body, we cannot generate revenues and you will lose your investment.

OUR EXECUTIVE OFFICERS DEVOTE AND WILL CONTINUE TO DEVOTE ONLY A LIMITED AMOUNT OF TIME TO OUR BUSINESS ACTIVITIES.

     Mr. Eckhof, our president and chief executive officer is engaged in other business activities and devotes only a limited amount of his time (approximately 50%) to our business. As we expand our activities, a need for full time management may arise. In such an event, should Mr. Eckhof be unwilling to dedicate more of his time to our business or fail to hire additional personnel, our business and results of operations would suffer a material adverse effect.

OUR DIRECTORS MAY FACE CONFLICTS OF INTEREST IN CONNECTION WITH OUR PARTICIPATION IN CERTAIN VENTURES BECAUSE THEY ARE DIRECTORS OF OTHER MINERAL RESOURCE COMPANIES.

     Messrs. Cacace, Eckhof and Richardson, who serve as our directors, may also be directors of other companies (including resource exploration companies) and, if those other companies participate in ventures in which we may participate, our directors may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation. It is possible that due to our directors' conflicting interests, we may be precluded from participating in certain projects that we might otherwise have participated in, or we may obtain less favorable terms on certain projects than we might have obtained if our directors were not also directors of other participating mineral resources companies. In an effort to balance their conflicting interests, our directors may approve terms equally favorable to all of their companies as opposed to negotiating terms more favorable to us but adverse to their other companies. Additionally, it is possible that we may not be afforded certain opportunities to participate in particular projects because those projects are assigned to our directors' other companies for which the directors may deem the projects to have a greater benefit.

OUR FUTURE PERFORMANCE IS DEPENDENT ON OUR ABILITY TO RETAIN KEY PERSONNEL, LOSS OF WHICH WOULD ADVERSELY AFFECT OUR SUCCESS AND GROWTH.

     Our performance is substantially dependent on performance of our senior management. In particular, our success depends on the continued efforts of Mr. Eckhof. The loss of his services could have a material adverse effect on our business, results of operations and financial condition as our potential future revenues would most likely dramatically decline and our costs of operations would rise. We do not have employment agreements in place with any of our officers or our key employees, nor do we have key person insurance covering our employees.

THE VALUE AND TRANSFERABILITY OF OUR SHARES MAY BE ADVERSELY IMPACTED BY THE LIMITED TRADING MARKET FOR OUR SHARES.

     There is currently only a limited trading market for our common stock on the NASD's over the counter bulletin board. This may make it more difficult for you to sell your stock if you so desire.

OUR COMMON STOCK IS A PENNY STOCK AND BECAUSE "PENNY STOCK" RULES WILL APPLY, YOU MAY FIND IT DIFFICULT TO SELL THE SHARES OF OUR COMMON STOCK YOU ACQUIRED IN THIS OFFERING.

     Our common stock is a "penny stock" as that term is defined under Rule 3a51-1 of the Securities Exchange Act of 1934. Generally, a "penny stock" is a common stock that is not listed on a national securities exchange and trades for less than $5.00 a share. Prices often are not available to buyers and sellers and the market may be very limited. Penny stocks in start-up companies are among the riskiest equity investments. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the Securities and Exchange Commission. The document provides information about penny stocks and the nature and level of risks involved in investing in the penny stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser's written agreement to the purchase. Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of purchasers of our stock to sell their shares in the secondary market. It may also cause fewer broker dealers to make a market in our stock.

     Many brokers choose not to participate in penny stock transactions. Because of the penny stock rules, there is less trading activity in penny stock and you are likely to have difficulty selling your shares.

     In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

SALES OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK INTO THE PUBLIC MARKET BY THE SELLING STOCKHOLDERS MAY RESULT IN SIGNIFICANT DOWNWARD PRESSURE ON THE PRICE OF OUR COMMON STOCK AND COULD AFFECT THE ABILITY OF OUR STOCKHOLDERS TO REALIZE ANY CURRENT TRADING PRICE OF OUR COMMON STOCK.

     Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock, when and if such market develops. When this registration statement is declared effective, the Selling Stockholders may be reselling up to approximately 23.61% of the issued and outstanding shares of our common stock. We have also previously registered 13,000,000 shares on behalf of other stockholders. As a result of such registration statement, a substantial number of our shares of common stock which have been issued may be available for immediate resale when and if a market develops for our common stock, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the Selling Stockholders may lose some or all of their investment.

     Any significant downward pressure on the price of our common stock as the Selling Stockholders sell the shares of our common stock could encourage short sales by the Selling Stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

FUTURE SALES OF SHARES BY US MAY REDUCE THE VALUE OF OUR STOCK.

     If required, we will seek to raise additional capital through the sale of our common stock. Future sales of shares by us could cause the market price of our common stock to decline and may result in further dilution of the value of the shares owned by our stockholders.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology.

     These forward-looking statements include statements about:

     -    our market opportunity;
     -    our strategies;
     -    competition;
     -    expected activities and expenditures as we pursue our business plan;
          and
     -    the adequacy of our available cash resources.

     These statements appear in a number of places in this prospectus and include statements regarding our intent, belief or current expectations, those of our directors or officers with respect to, among other things: (i) trends affecting our financial condition or results of operations, (ii) our business and growth strategies, and (iii) our financing plans. Although we believe that the expectations reflected in the forward-looking statement are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

     The accompanying information contained in this prospectus, including the information discussed under the headings "Risk Factors," "Plan of Operations" and "Description of Business and Property" identify important factors that could adversely affect actual results and performance. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statement appearing above.

                                 USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholders. Although we will pay the costs and expenses incurred in connection with the preparation and filing of this prospectus, we will receive no proceeds from the sale of shares of common stock in this offering.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Our common stock is quoted for trading on the OTC Bulletin Board under the symbol "ARXG" since December 5, 1996. The following table sets forth the high and low bid prices for the Common Stock for the calendar quarters indicated as reported by the NASD OTC Bulletin Board for the last two years. These prices represent quotations between dealers without adjustment for retail markup, markdown or commission and may not represent actual transactions.

----------------------------------------------------------------------
             First Quarter    Second   Third Quarter   Fourth Quarter
                             Quarter
------------ --------------  --------  --------------  ---------------
2006 - High  $         2.10  $   2.00  $         1.20        N/A
------------ --------------  --------  --------------  ---------------
2006 - Low   $         0.69  $   0.77  $         0.70        N/A
------------ --------------  --------  --------------  ---------------
2005 - High  $         0.23  $   0.12  $         0.83  $          0.73
------------ --------------  --------  --------------  ---------------
2005 - Low   $         0.09  $   0.06  $         0.06  $          0.47
------------ --------------  --------  --------------  ---------------
2004 - High  $         0.51  $   0.38  $         0.31  $          0.26
------------ --------------  --------  --------------  ---------------
2004 - Low   $         0.20  $   0.24  $         0.17  $          0.15
------------ --------------  --------  --------------  ---------------

(1) The high and low bid prices for our Common Stock for the Third Quarter of 2006 were for the period July 1, 2006 to July 27, 2006.

     On July 27, 2006, the closing price of our common stock as reported on the over the counter bulletin board was $0.77. As of July 27 2006, we had 744 stockholders of record.

     There are no shares reserved for issuance under any equity based compensation plan.

DIVIDEND  POLICY

     We have never paid cash dividends on our capital stock and do not anticipate paying any cash dividends in the foreseeable future, but intend to retain our capital resources for reinvestment in our business. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors as the board of directors deems relevant. Our board of directors has the right to authorize the issuance of preferred stock, without further stockholder approval, the holders of which may have preferences over the holders of the common stock as to payment of dividends.

                                LEGAL PROCEEDINGS

     We are not a party to any material legal proceedings and there are no material legal proceedings pending with respect to our properties. We are not aware of any legal proceedings contemplated by any governmental authorities involving either us or our properties. None of our directors, officers or affiliates is an adverse party in any legal proceedings involving us, or has an interest in any proceeding which is adverse to us.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

GENERAL

     We are a mineral exploration company. We maintain our principal, technical and property acquisition office in Balcatta, WA, Australia; we are engaged in the exploration for precious metals.

     We were incorporated under the laws of the State of Delaware on October 10, 1995, under the name "Chefs Acquisition Corp." On August 20, 1996 we changed our name to Aurora Gold Corporation and are an exploration stage enterprise.

     This Prospectus contains numerous forward-looking statements relating to our business. Operating, exploration and financial data, and other statements in this document are based on information the company believes reasonable, but involve significant uncertainties as to future gold and silver prices, costs, ore grades, estimation of gold and silver reserves, mining and processing conditions, changes that could result from our future acquisition of new mining properties or businesses, the risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather or geologically related conditions), regulatory and permitting matters, and risks inherent in the ownership and operation of, or investment in, mining properties or businesses in foreign countries. Actual results and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements.

     Our general business strategy is to acquire mineral properties either directly or through the acquisition of operating entities. Our continued operations and the recoverability of mineral property costs is dependent upon the existence of economically recoverable mineral reserves, confirmation of our interest in the underlying properties, our ability to obtain necessary financing to complete the development and upon future profitable production. Since 1966 we have acquired and disposed of a number of properties. We have not been successful in any of our exploration efforts to establish reserves on any of the properties that we owned or in which we had an interest.

     In February 1999, we acquired, by staking, a high grade limestone property three (3) square kilometres (741 acres) located on the north shore of Kumealon Inlet, 54 kilometres south-southeast of Prince Rupert, British Columbia, Canada.

     Between December 21, 2005 and May 26, 2006 we signed four Memorandum of Understanding ("MOU") covering the Piranhas, Branca de Neve, Bigode and Santa L cia properties in the Municipality of Itaituba, Tapajos gold province, State of Para, Brazil. The MOUs provide us with a review period, ranging from two months to six months, to access the mineral potential of the properties.

     Between January 1 and March 31, 2006 we signed five option agreements covering the Novo Porto, Ouro Mil, Santa Isabel, S o Domingos and S o Jo o mineral exploration licences located in the Municipality of Itaituba, in the Tapajos gold province of the State of Para, Brazil. In March 2006 we decided not to exercise our option to acquire the Novo Porto property.

Memorandum  of  Understandings:
-------------------------------

     The Piranhas MOU provides us with a 180 day review period to access the gold potential of the property. If we decide to proceed with acquiring a 100 percent interest in the title to the mineral rights then we would give notice to the vendors of our intention to acquire title to the mineral rights at least five days prior to the expiration of the aforementioned period. We would then enter into an option agreement with the property vendors for the Assignment and transfer of the mineral rights.

     The terms of the Piranhas option agreement, as specified in the MOU, allow us to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Piranhas project mineral rights via structured cash payments. The total option agreement payments for the licence are structured as follows: June 30, 2006 - USD $30,000; July 21, 2006 - USD $70,000; July 21, 2007
- USD $120,000; July 21, 2008 - USD $180,000; July 21, 2009 - USD $1,600,000 for
a total of USD $2,000,000. The vendor will have a 1.5% Net Smelter Royalty. The option agreement can be terminated at any time upon written notice to the vendor and we will be free of any and all payment commitments yet to be due.

     The Branca de Neve MOU provides us with a review period to access the gold potential of the property. If we decide to proceed with acquiring a 100 percent interest in the title to the mineral rights then we would give notice to the vendors of our intention to acquire title to the mineral rights at least five days prior to the expiration of the aforementioned period. We would then enter into an option agreement with the property vendor for the assignment and transfer of the mineral rights.

     The terms of the Branca de Neve option agreement, as specified in the MOU, allow us to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Branca de Neve property mineral rights via structured cash payments. The total option agreement payments for the licence are structured as follows: April 12, 2006 - R$35,000 (Reals - Brazilian currency - Paid); October 12, 2006 - R$35,000; April 12, 2007 - R$35,000;
October  12,  2007  -  R$35,000;  April  12, 2008 - R$35,000; October 12, 2008 -
R$500,000 for a total of R$675,000. The vendor will have a 0.75% Net Smelter Royalty. The Royalty payment can be purchased at any time upon written notice to the vendor and payment of R$500,000. The option agreement can be terminated at any time upon written notice to the vendor and we will be free of any and all payment commitments yet to be due.

     The Bigode MOU provides us with a 180 day review period to access the gold potential of the property. If we decide to proceed with acquiring a 100 percent interest in the title to the mineral rights then we would give notice to the vendors of our intention to acquire title to the mineral rights at least five days prior to the expiration of the aforementioned period. We would then enter into an option agreement with the property vendors for the assignment and transfer of the mineral rights.

     The terms of the Bigode option agreement, as specified in the MOU, allow us to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Branco de Neve property mineral rights via structured cash payments. The total option agreement payments for the licence are structured as follows: October 30, 2006 - USD$60,000; October 30, 2007 -

USD$80,000;  October  30,  2008  -  USD$90,000;  October 30, 2009 - USD$100,000;
October 30, 2010 - USD$1,000,000 for a total of USD $1,330,000. The vendor will have a 0.75% Net Smelter Royalty. The Royalty payment can be purchased at any time upon written notice to the vendor and payment of USD$500,000. The option agreement can be terminated at any time upon written notice to the vendor and we will be free of any and all payment commitments yet to be due.

     The Santa Lucia MOU provides us with a 90 day review period to access the gold potential of the property. If we decide to proceed with acquiring a 100 percent interest in the title to the mineral rights then we would give notice to the vendors of our intention to acquire title to the mineral rights at least five days prior to the expiration of the aforementioned period. We would then enter into an option agreement with the property vendors for the assignment and transfer of the mineral rights.

     The terms of the Santa Lucia option agreement, as specified in the MOU, allow us to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Santa Lucia property mineral rights via structured cash payments. The total option agreement payments for the licence are structured as follows: September 1, 2006 - USD $20,000; March 1, 2007 - USD $50,000; March 1, 2008 - USD $60,000; March 1, 2009 - USD $70,000; September 1,
2009 - USD $500,000 for a total of USD $700,000. The vendor will have a 1.5% Net Smelter Royalty. The Royalty payment can be purchased at any time upon written notice to the vendor and payment in Reals (Brazilian currency) of the equivalent of USD $1,000,000. The option agreement can be terminated at any time upon written notice to the vendor and we will be free of any and all payment commitments yet to be due.

Option  Agreements:
-------------------

     The Novo Porto option agreement allows us to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Novo Porto property mineral rights via structured cash payments. The total option agreement payments for the licence are structured as follows: December 25, 2005
-  USD  $2,500;  January 15, 2006 - USD $10,000; May 30, 2006 - USD $37,500; May
30,  2007  -  USD  $50,000;  May  30,  2008  -  USD  $75,000; May 30, 2009 - USD
$1,850,000 for a total of USD $2,025,000. The agreement was not formally executed until 2006 and the initial payment of $2,500 due December 25, 2005 was not paid until 2006. The option agreement can be terminated at any time upon written notice to the vendor and we will be free of any and all payment commitments yet to be due.

     In March 2006 we decided not to follow-up our preliminary exploration program on the Novo Porto property and have decided not to exercise our option to acquire the property.

     The Ouro Mil option agreement allows us to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Ouro Mil property mineral rights via structured cash payments. The total option agreement payments for the licence are structured as follows: January 20, 2006 - USD $30,000; June 20 2006 - USD $70,000; June 20, 2007 USD $120,000; June 20,
2008  -  USD  $180,000;  December  20,  2008 - USD $1,500,000 for a total of USD
$1,900,000. The vendor will have a 1.5% Net Smelter Royalty. The Royalty payment can be purchased at any time upon written notice to the vendor and payment in Reals (Brazilian currency) of the equivalent of USD $1,000,000.The option agreement can be terminated at any time upon written notice to the vendor and we will be free of any and all payment commitments yet to be due.

     The Santa Isabel option agreement allows us to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Santa Isabel property mineral rights via structured cash payments. The total option agreement payments for the licence are structured as follows: January 21, 2006 - USD $25,000; July 21, 2006 - USD $60,000; July 21, 2007 - USD $80,000;
July  21, 2008 - USD $100,000; July 21, 2009 - USD $1,500,000 for a total of USD
$1,765,000. The vendor will have a 1.5% Net Smelter Royalty. The Royalty payment can be purchased at any time upon written notice to the vendor and payment in Reals (Brazilian currency) of the equivalent of USD $1,000,000. The option agreement can be terminated at any time upon written notice to the vendor and we will be free of any and all payment commitments yet to be due.

     The Sao Domingos option agreement allows us to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Sao Domingos property mineral rights via structured cash payments. The total option agreement payments for the licence are structured as follows: January 30, 2006 - USD $31,500; July 30, 2006 - USD $67,500; July 30, 2007 USD $112,500; July 30,
2008  -  USD  $139,500;  December  30,  2008  -  USD $675,000 for a total of USD
$1,026,000. The vendor will have a 2.0% Net Smelter Royalty. The Royalty payment can be purchased at any time upon written notice to the vendor and payment in Reals (Brazilian currency) of the equivalent of USD $500,000. The option agreement can be terminated at any time upon written notice to the vendor and we will be free of any and all payment commitments yet to be due.

     The Sao Joao option agreement allows us to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Sao Joao property mineral rights via structured cash payments. The total option agreement payments for the licence are structured as follows: April 12, 2006 - USD $20,000; September 12, 2006 - USD $25,000; September 12, 2007 - USD $60,000;
September  12,  2008  -  USD  $80,000; September 12, 2009 - USD $1,250,000 for a
total of USD $1,435,000. The vendor will have a 1.5% Net Smelter Royalty. The Royalty payment can be purchased at any time upon written notice to the vendor and payment in Reals (Brazilian currency) of the equivalent of USD $1,000,000. The option agreement can be terminated at any time upon written notice to the vendor and we will be free of any and all payment commitments yet to be due.

RESULTS OF OPERATIONS

(1)     SIX MONTHS ENDED JUNE 30, 2006 VERSUS SIX MONTHS ENDED JUNE 30, 2005

     We issued 8,000,000 common shares (2005 - 0) for net cash proceeds of $3,900,000 (2005 - $0). We had no operating revenues for the six month period ended June 30, 2006 (2005 - $0). For the six months ended June 30, 2006 we recorded a net loss of $1,869,399 or $0.04 per share, compared to a net gain of $6,473 ($0.00 per share) for the same period in 2005.

GENERAL AND ADMINISTRATIVE EXPENSES - For the six months ended June 30, 2006 we recorded general and administrative expenses of $293,838 (2005 - $46,812). The June 30, 2006 amount includes, professional fees - accounting $25,031 (2005 - $383) and legal $68,352 (2005 - $734).

EXPLORATION EXPENDITURES - For the six months ended June 30, 2006 we recorded exploration expenses of $1,575,561 compared to $2,036 for the same period in 2005.

     The following is a breakdown of our exploration expenses by property:

---------------------------------------------------------------
         Property          Six months Ended   Six months Ended
                             June 30, 2006      June 30, 2005
-------------------------  -----------------  -----------------
Brazil                     $       1,573,316  $               0
-------------------------  -----------------  -----------------
Canada, Kumealon Property  $           2,245  $           2,036
---------------------------------------------------------------

     DEPRECIATION EXPENSE - For the six months ended June 30, 2006 we recorded depreciation costs of $627 (2005 - $2,173).

(2) TWELVE MONTHS ENDED DECEMBER 31, 2005 VERSUS TWELVE MONTHS ENDED DECEMBER 31, 2004

For the year ended December 31, 2005 we recorded a loss of $457,271 or $0.02 per share, compared to a loss of $223,763 ($0.01 per share) in 2004.

GENERAL AND ADMINISTRATIVE EXPENSES - For the year ended December 31, 2005 we recorded general and administrative expenses of $181,932 versus $163,681 in 2004. The 2005 amount includes $39,797 for property search and negotiation (2004
- $52,563), professional fees - accounting $404 (2004 - $9,831) and legal $60,551 (2004 - $2,231).

EXPLORATION EXPENDITURES - For the year ended December 31, 2005 we recorded exploration expenses of $347,307 compared to $60,082 in 2004.

The following is a breakdown of our exploration expenses by property:

-----------------------------------------------------------------
                               Year Ended          Year Ended
Property                   December 31, 2005   December 31, 2004
-------------------------  ------------------  ------------------
Alaska, United States      $                0  $           39,113
-------------------------  ------------------  ------------------
Brazil                     $          345,271  $           19,000
-------------------------  ------------------  ------------------
Canada, Kumealon Property  $            2,036  $            1,969
-----------------------------------------------------------------

DEPRECIATION EXPENSE - For the year ended December 31, 2005 we recorded depreciation costs of $3,258 compared to $3,666 in 2004.

CAPITAL RESOURCES AND LIQUIDITY

     At June 30, 2006 we had cash of $2,195,289 (2005 - $127) and working capital of $2,180,847 (2005 working capital deficiency - $19,175) respectively. The increase was due primarily to our completion of a private placement in February 2006. Total liabilities as of June 30, 2006 were $32,460 (2005 - $40,920) a decrease of $8,460. On February 23, 2006 we completed a Private Placement of 8,000,000 common shares priced at USD $0.50 per share for total net consideration of USD $3,900,000 to offshore investors, all of whom are non-affiliated pursuant to the exemption from registration requirements of the Securities Act of 1933 as amended afforded by

Regulation S as promulgated by the Act. Following the closing of this private placement, we had 44,218,522 common shares issued and outstanding. On July 13, 2005 we completed a Private Placement of 13,000,000 common shares priced at USD $0.05 per share for a total consideration of USD $650,000 to offshore investors, all but one of whom are non-affiliated pursuant to the exemption from registration requirements of the Securities Act of 1933 as amended afforded by Regulation S as promulgated by the Act.

     We have sufficient working capital to (i) pay our administrative and general operating expenses through December 31, 2006 and (ii) to conduct our preliminary exploration programs. However, without cash flow from operations, we may need to obtain additional funds (presumably through equity offerings and/or debt borrowing) in order, if warranted, to implement additional exploration programs on our properties. While we may attempt to generate additional working capital through the operation, development, sale or possible joint venture development of its properties, there is no assurance that any such activity will generate funds that will be available for operations. Failure to obtain such additional financing may result in a reduction of our interest in certain properties or an actual foreclosure of its interest. We have no agreements or understandings with any person as to such additional financing.

PLANS FOR THE YEARS 2006 AND 2007

     During the next 12 months we intend to raise additional funds through equity offerings and/or debt borrowing to meet our administrative/general operating expenses and to conduct work on our exploration property. There is, of course, no assurance that it will be able to do so.

     We will concentrate our exploration activities on the Brazilian Tapajos properties and examine data relating to the potential acquisition or joint venturing of additional mineral properties in either the exploration or development stage in Brazil, Canada and other South American countries. Additional employees will be hired on a consulting basis as required by the exploration properties.

     Our exploration work program in 2006 and 2007 on the Brazilian Tapajos properties will entail surface mapping of geology, sampling of soils on a grid basis to delineate geochemical anomalies, stream sediment sampling, geophysical surveying and drilling.

     We have set up a field operations center at the Sao Domingos property and intend to initially focus our exploration activities on anomalies associated with the Sao Domingos Property. We selected the Sao Domingos property based on its proximity to our other properties, and the logistics currently in place. Access to Sao Domingos property is by light aircraft to a well-maintained strip, by road along the government maintained Trans Garimpeiro highway, and by boat along the multitude of waterways in the Amazon Basin.

     We will conduct exploration programs on our properties adjacent to the Sao Domingos property using the road and river access to the properties from the Sao Domingos field operations centre. Initially exploration on the Sao Domingos property will entail mapping the outcrop geology and soils from shafts of previous workers in order to confirm lithologies and structural trends noted on government maps. Currently, four anomalous areas on the Sao Domingos property have been identified, Atacadao, Esmeril, Fofoca and Cachoeira from rock chip sampling, as warranting further investigation. We will conduct a soil sampling program, and further rock chip sampling over the anomalous areas in order to set and orientate the soil grids. This work was initiated during the second quarter of 2006.

     In late May, 2006 we continued the exploration of the Sao Domingos property with the initiation of a projected 5,000 metre diamond-drilling program. The drill program is targeting the known mineralised E-W trending dominant quartz veins that were exposed by artisanal miners utilizing water canon, pump and sluice mining methods at the Atacadao gold occurrence. This area was the focus of both alluvial and relatively shallow underground hard rock (oxidized) mining. The lithology is porphyritic Pararui granite containing stockwork quartz veins. Limited historical underground production was carried out via approximately 50 shallow shafts sunk in the oxidized material peripheral to the dominant quartz veins. No dewatering was utilized and generally mining ceased, as water became a problem.

On June 18, 2006 we completed our first drill hole on the Sao Domingos property down to a depth of 124.5 metres and encountered several zones of alteration containing mineralisation, and zones of stockwork. Assay results from the drilling are tabulated below.

6m  @  1.31  g/t  Gold  from  29m
2m  @  1.09  g/t  Gold  from  57m
8m  @  1.19  g/t  Gold  from  73m

     The gold mineralisation in the first hole confirms the potential for the Attacadau occurrence and we are now in a position to continue testing the anomaly further along strike. Reassessment of the anomaly shows it to strengthen to the North West and we have prepared the area for drill testing. The drilling will now target an extension of the mineralisation from the first hole along strike. Based on the soil sampling results it appears the mineralised halo increases in grade and width as it is traced NE from the current intersections.

     Gold mineralization has been intersected in several zones through the first drill hole and has now given us a much better understanding of the subsurface geometry of the mineralised portion of this structure. We feel this is the weakest part of the mineralised structure based on the geochem results and anticipate it to strengthen to the NW. We will now look to extend the drilling campaign and target this structure along strike. A second drill hole is currently being drilled and is targeting extensions of the expected mineralisation from the first drill hole.

     Results of soil geochemistry at the Santa Isabel Property show a very high-grade 400m anomaly grading +2g/t in soils with other assays at +1 g/t in soils over a strike length of several hundred meters. We intend to initiate drilling on the Santa Isabel property to test the depth and strike potential of the anomaly.

     We will also continue to evaluate the Ouro Mil, Sao Joao, Piranhas, Branca de Neve, Bigode and Santa Lucia properties through ongoing geochem programs and by mapping and sampling the quartz veins and structures in order to set up and orientate the soil grids.

     The data assembled from this work will be used to determine whether: (i) further exploration and diamond core drilling is warranted and if so the sites for initial holes; or (ii) whether certain claim blocks should be surrendered.

     We are not planning to do any exploration work on the British Columbia Kumealon limestone property in 2006 and 2007.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

     The accounting policies and methods we utilize in the preparation of our consolidated financial statements determine how we report our financial condition and results of operations and may require our management to make estimates or rely on assumptions about matters that are inherently uncertain. Our accounting policies are described in note 2 to our December 31, 2005 financial statements. Our accounting policies relating to depreciation and amortization of property, plant and equipment are critical accounting policies that are subject to estimates and assumptions regarding future activities. See note 3(f) Significant Accounting Policies - Mineral Properties and Exploration Expenses in the notes to the Interim Consolidated Financial Statements for our policy on exploration costs and expenses.

     US GAAP requires us to consider at the end of each accounting period whether or not there has been an impairment of the capitalized property, plant and equipment. This assessment is based on whether factors that may indicate the need for a write-down are present. If we determine there has been an impairment, then we would be required to write-down the recorded value of its property, plant and equipment costs which would reduce our earnings and net assets.

RELATED PARTY TRANSACTIONS

     For a description of our related party transactions, see the "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" section of this prospectus and the related notes to our financial statements appearing at the end of this prospectus.

OFF-BALANCE  SHEET  ARRANGEMENTS  AND  CONTRACTUAL  OBLIGATIONS

     We do not have any off-balance sheet arrangements or contractual obligations that are likely to have or are reasonably likely to have a material current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that have not been disclosed in our financial statements.

QUALITATIVE AND QUANTITATIVE DISCLOSURES ABOUT MARKET RISK

     Our exposure to market risk is confined to our cash equivalents and short-term investments. We invest in high-quality financial instruments; primarily money market funds, federal agency notes, and US Treasury obligations, with the effective duration of the portfolio within one year which we believe are subject to limited credit risk. We currently do not hedge interest rate exposure. Due to the short-term nature of our investments, we do not believe that we have any material exposure to interest rate risk arising from our investments.

                    DESCRIPTION OF OUR BUSINESS AND PROPERTY

     We conduct exploration activities from our principal and technical office in Balcatta, WA, Australia. These offices are provided to us on a rent free, month to month basis by Klaus Eckhof, one of our directors. We believe that these offices are adequate for our purposes.

     Our strategy is to concentrate its investigations into: (i) existing operations where an infrastructure already exists; (ii) properties presently being developed and/or in advanced stages of exploration which have potential for additional discoveries; and (iii) grass-roots exploration opportunities.

     We are currently concentrating our property exploration activities in Brazil and Canada. We are also examining data relating to the potential acquisition of other exploration properties in Latin America, South America.

     Our properties are in the exploration stage only and are without a known body of mineral reserves. Development of the properties will follow only if satisfactory exploration results are obtained. Mineral exploration and development involves a high degree of risk and few properties that are explored are ultimately developed into producing mines. There is no assurance that our mineral exploration and development activities will result in any discoveries of commercially viable bodies of mineralization. The long-term profitability of our operations will be, in part, directly related to the cost and success of our exploration programs, which may be affected by a number of factors. PLEASE REFER TO "RISK FACTORS."

     We currently have an interest in eight projects located in Tapajos gold province in Para State, Brazil and one property located in British Columbia, Canada. We have conducted only preliminary exploration activities to date and may discontinue such activities and dispose of the properties if further exploration work is not warranted.

BRAZIL, SOUTH AMERICA

     We have eight properties, Ouro Mil, Santa Isabel, Sao Domingos, Sao Joao, Piranhas, Branca de Neve, Bigode and Santa Lucia, in the Tapajos Gold Province, State of Para, Brazil. With a total of approximately 54,613 hectares, we are the largest property holder in the region.

     Between December 21, 2005 and May 26, 2006 we signed four Memorandum of Understanding ("MOU") covering the Piranhas, Branca de Neve, Bigode and Santa Lucia properties in the Municipality of Itaituba, Tapajos gold province, State of Para, Brazil. The MOUs provide us with a review period, ranging from two months to six months, to access the mineral potential of the properties.

     Between January 1 and March 31, 2006 we signed five option agreements covering the Novo Porto, Ouro Mil, Santa Isabel, Sao Domingos and Sao Joao mineral exploration licences located in the Municipality of Itaituba, in the Tapajos gold province of the State of Para, Brazil. In March 2006 we decided not to exercise our option to acquire the Novo Porto property.

     Access to the property areas is by airstrips, rivers in season and the Trans Garimpeiro Highway. Regional infrastructure to the property areas is serviced from our offices in the city of Itaituba and the field office located at the Sao Domingos property.

Sao  Domingos

     The Sao Domingos property is located approximately 250km south of the regional centre of Itaituba and approximately 40 km North of our Santa Isabel property.

     The Sao Domingos property was a previous large alluvial operation, and the property area covers numerous areas of workings. The Company has outlined four
(4)  prime  targets,  Atacadao,

Esmeril, Fofoca and Cachoeira for the Sao Domingo drilling project. All targets are located around a series of regional brittle and ductile structures trending NW, NE and NNW within the Parauari Intrusive Suite and adjacent to the later Cachoelra (Gabbroic) Intrusive Suite. The Parauari Intrusive Suite has proven to host the vast majority of gold deposits elsewhere within the Tapajos Gold Province. This area has also previously been the focus of large-scale alluvial workings.

     Preliminary investigation of all four (4) target areas has confirmed the existence of mineralised quartz veins and stockwork systems within these Intrusive Granite Suites.

     The Atacadao area is an alluvial system and is the result of gold being shed from the surrounding granitic topographic highs. These hills are part of the Pararui Intrusive Suite, and locally contain well-developed mineralised stock work quartz veins. Numerous production shafts are located on the flanks of the hills, trending along a major property scale east/west fault and we are confident of the potential for further mineralisation at depth. Preliminary investigations proved the local topographic highs to be part of the Parauari Intrusive Suite with well-developed stock work quartz. Initial inspection of the quartz veins showed them to be clearly mineralised and final results of initial sampling confirmed high grades of gold, up to 42.56g/t Gold with 20g/t silver within the quartz stock works. Locally, previous shallow, up to 10 metre production shafts focused on an E-W sub-vertical, project scale brittle structure, which can be traced for several hundreds of meters, and is thought to link up to the high grade occurrences at the Fofoca project a distance of approximately 5 km.

     Esmeril was the centre of recent mining activity targeting the highly oxidised fraction of the porphyritic host rock. The stockwork veins, exposed by previous workers, show boxwork and fresh sulphides and generally associated with ferruginous staining of both the veins and the enclosing country rock.

     The Fofoca area was also the centre of a large-scale development of both the alluvials and oxidised host rocks, using the common water canon and sluice method. This area is also located on an East - West structure and further investigations are underway to test if this structure forms part of the East - West system leading from Atacadao giving a strike potential of several km. Property scale dominant structures are all generally East -West.

Sao  Joao

     The Sao Joao property area is located approximately 20km west of our Sao Domingo's property and approximately 40 km north of the Santa Isabel property. The prime targets for the Sao Joao property are located around and on the intersection of regional NW and NNW faults within the Pararui Intrusive Suite and this area has been the focus of large-scale alluvial workings. The Pararui Intrusive Suite has proven to host the vast majority of gold deposits elsewhere within the Tapajos Gold Province. We conducted a rock chip program over an area currently being excavated for gold in quartz systems via shallow underground workings. The sample results have demonstrated that the quartz vein systems are highly mineralised and considered continuous for at least 200m. We are confident that the quartz vein systems are much more extensive and are currently planning to increase the sample density of rock and soil sampling over, and adjacent to, the current workings to locate further mineralised vein systems, and to drill test their depth extensions in the near future.

     Previous mining activity over a number of years focused on the alluvial deposits within its many tributaries, and has now progressed to include the saprolite host rock and out cropping quartz veins.

Santa  Isabel

     The Santa Isabel Property lies in the southwestern region of the Tapajos Gold Province, Para State, Brazil and comprises an area of 12,000 hectares. The property area is accessed by a private airstrip, and seasonal boat access via a tributary of the Rio Nova, which eventually empties into the Tapajos River.

     The property area is located approximately 50 km south of the Sao Domingos property area. The principal property area is situated within the Pararui Intrusive Suite. To the immediate west the Pararui Suite is in faulted contact with the later Maloquinha Intrusive Suite, and the Maloquinha Intrusive suite is in faulted contact with the Creporizao Intrusive Suite, further to the west. The Pararui Suite and the Creporizao Intrusive Suite play host to the vast majority of hard rock gold deposits and occurrences within the Tapajos gold Province.

     The property area is dominated by a series of regional N to NNW trending regional faults, and these orientations are also noted at mine scale as seen in the mineralised quartz veins within the property area.

     Historically the Santa Isabel property focused mining activities on the alluvial deposits within the many tributaries, and progressed to include saprolite host rock and out cropping quartz veins.

Novo  Porto

     The Novo Porto property, as noted on the CPRM (Servico Geologico Do Brazil) 1:250,000 geology maps, as a large alluvial area, which has produced gold over an unknown period. These alluvial workings lie in a NW trending river valley formed on the faulted contact between the Pararui Intrusive Suite to the west and the later Maloquinha Intrusive Suite to the west. Else where in the region the Pararui Intrusive Suite is host to many other gold deposits.

     In March 2006 we decided not to follow-up our preliminary exploration program on the Novo Porto property and have decided not to exercise our option to acquire the property.

Ouro  Mil

     The Ouro Mil property is located approximately 20 km south of Santa Isabel property area and approx 300km South of Itaituba. The Ouro Mil property is situated within a north west trending part of the Creporizao Intrusive Suite along an E-NE shear subordinate to the NW trending regional shear of the area. The western margin of this portion of the Creporizao Intrusive Suite is in a NW faulted contact with the Pararui Intrusive Suite, and similarly the eastern margin is in a NW faulted contact with the Cuiu-Cuiu Complex.

     Previous mining at Ouro Mil property, via water canon and a sluice of surficial oxides, recovered 600kg of gold. The area is dominated by a quartz vein stock work system in weathered porphyritic granite. A moderately to well-developed laterite profile exists and is exposed in previous mining areas around the property.

Piranhas

     The Piranhas property is located approximately 50 km NE of our Sao Domingos property. The property is located within the Parauari Intrusive Suite. Limited lithological inspection has shown the area to host mineralised quartz veins. The dominant North and NNW structures are thought to represent relicts of the original mineralizing event. The property is located approx 50 km east of the Brazauro Resources Corporation's Tocantinzinho property.

Branca  de  Neve

     The Branca de Neve property is located immediately East of Aurora Gold's Piranhas property and the combined holding in these areas totals 24,210 Hectares. The property also lies approximately 5 km north of the Sao Joao property. The highly prospective Sao Domingos property is approximately 30 km to the Southwest.

     Locally the Branca de Neve property geology is set in the highly prospective Pararui Granite Intrusive suite and has a series of brittle deformation events. North South trending regional faults dominate the property and are considered to be related to the North West trending regional structures noted in this area of the Tapajos, which extend from the Sao Domingos property.

Bigode

     The Bigode property adjoins the southeast portion of our highly prospective Sao Domingos property, and is approximately 30 km North of our Santa Isabel property.

     The property is located within the highly prospective Parauari Intrusive Suite, which is the host of several gold deposits and showings within the Southern Tapajos. Limited lithological inspection has shown the area is host to mineralised quartz veins. Similar to the Sao Domingo property, the dominant North and NNW structures are thought to represent relicts of the original mineralising event. Preliminary investigation of the property area has confirmed the existence of mineralised quartz veins and stockwork systems within these Intrusive Granite Suites.

     We conducted an initial rock chip sampling program over an area recently being excavated for free gold in alluvial systems and the weathered granitic overburden via water canon and sluice. The sample results demonstrate that the quartz vein systems are highly mineralised and can be traced across the river valley for at least 200m. We are confident the quartz vein systems are part of a much more extensive mineralised system and are currently planning to continue mapping and sampling.

Santa Lucia

     The 1,600 hectare Santa Lucia property is located, in the Tapajos Gold Province in the state of Par , Brazil, 1,270 km SSW of the main regional centre of Itaituba. The property is located 10 km south west of the Company's Santa Isabel property.

     Access to the property area is by light aircraft direct to the property or by river utilizing the Surubim River, a tributary of the Tapajos, which connects to the Amazon and to all major ports and the seaport of Belem. Road access is by the Trans Garimpeiro Highway via the Trans Amazon highway and ferry river crossings.

     Granites of the Pararui Intrusive Suite, long known to host significant precious metal mineralisation, dominate the local geology, with occasional later granitic stocks of the Maloquinha intrusive suite. Sub vertical mineralised quartz veins with widths from 20 cm to 60 cm strike between 310 and 330, mimicking the regional structural trend. Recent samples of these veins assayed between 17 and 25.9 g/t Gold.

     Previous work on the project is limited to alluvial mining of the tributaries of the Surubim, and many areas of primary mineralization of pyrite associated with gold have been uncovered as a result.

     The Surubim River Valley, connecting the Santa Lucia and Santa Isabel properties, was the focus of intense alluvial mining with an estimated 200,000 m(3) of alluvial material grading greater than 1g/t, with material near the Santa Isabel border grading up to 3g/t. These figures are more than triple the grades generally mined by artisanal methods in the Tapajos, suggesting a high-grade proximal source. Aurora Gold is confident that drilling will reveal large high-grade vein type gold deposits, along with economic deposits hosted within the saprolite.

BRITISH COLUMBIA, CANADA

     In February 1999, we acquired, by staking, a high grade limestone property three (3) square kilometres (741 acres) located on the north shore of Kumealon Inlet, 54 kilometres south-southeast of Prince Rupert, British Columbia, Canada. This property is highlighted by consistence of purity and whiteness of the limestone zone outcropping along the southwest shore of Kumealon Lagoon. The zone is comprised mostly of white, recrystallized, fine to course grained limestone, striking 150 degrees and can be traced for at least 1200 meters. The zone is estimated to have an average stratigraphic thickness of 180 meters. Chip samples taken across the zone averaged 55.06% CaO, 2.11% insolubles and 43.51% ignition loss. The zone is estimated to contain 19 million tonnes of high-grade limestone over a strike length of 1200 meters, with an average width of 180 meters and an average height above water of 30 meters. This property has no known reserves.

     We have conducted only preliminary exploration activities on these properties. None of the foregoing properties contain any known reserves.

                                   MANAGEMENT

     The following table and text set forth the names and ages of all directors and executive officers of our company as of December 31, 2005. The Board of Directors is comprised of only one class. All of the directors will serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. There are no family relationships between or among the directors, executive officers or persons nominated or charged by our company to become directors or executive officers. Executive officers serve at the discretion of the Board of Directors, and are appointed to serve by the Board of Directors. Also provided herein are brief descriptions of the business experience of each director and executive officer during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.

     As of July 27, 2006, the directors and executive officers of the company were as follows:

Name and Address          Age and Position
--------------------------------------------------------------------------------------------
Antonino G. Cacace        Age 59, Director since October 1995.
Crud-y-Gloyat,
Carswell Bay
Swansea Wales, U.K.
------------------------  ------------------------------------------------------------------
Klaus P. Eckhof           Age 48, Director since July 5, 2005.
30 Ledgar Road, Balcatta
WA 6021, Australia
------------------------  ------------------------------------------------------------------
A. Cameron Richardson     Age 53, President and Director (May 4, 2001 to present); Secretary
2 - 238 West 4th Street,  (April 1998 to present).
North Vancouver, B.C.,
Canada V7M 1H7
--------------------------------------------------------------------------------------------

     The following is a description of the employment history for each of our directors and officers for the last five years:

ANTONINO G CACACE:       Founder  and  currently  a  consultant  to  Stelax
                         Industries in the United Kingdom. Between 1984 and 1995 he was managing director/chief executive officer of several Companies involved in development and operation of steel/bar rolling mills.

KLAUS  P.  ECKHOF        Chief  Executive  Officer  of  Moto  Goldmines  Limited
                         (2003  to present); Director of Moto Goldmines (May 18,
                         2005 to present); Self employed as a geological consultant (1994 to 2003).

A. CAMERON RICHARDSON:   Held  accounting  positions  with  various  Canadian
                         resource  companies  (1981  to  1997).

     There are no family relationships between any of the directors or executive officers. No director or executive officer has been involved in legal proceedings during the past five years that are material to an evaluation of the ability or integrity of any director or executive officer.

     During the past five years none of our directors, executive officers, promoters or control persons has been:

     (a) the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

     (b) convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

     (c) subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

     (d) found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Based on information provided to the Company, it is believed that all of the Company's directors, executive officers and persons who own more than 10% of the Company's common stock were in compliance with Section 16(a) of the Exchange Act of 1934 during the last fiscal year. During the year ended December 31, 2005, all of the Company's directors, executive officers and Company's common stock were in compliance with section 16(a) of the Exchange Act of 1934.

DIRECTORS

     Our Board of directors consists of three members. Directors serve for a term of one year and stand for election at our annual meeting of stockholders. Pursuant to our Bylaws, any vacancy occurring in the Board of directors, including a vacancy created by an increase in the number of directors, may be filled by the stockholders or by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the stockholders. If there are no remaining directors, the vacancy shall be filled by the stockholders.

     At a meeting of stockholders, any director or the entire Board of directors may be removed, with or without cause, provided the notice of the meeting states that one of the purposes of the meeting is the removal of the director. A director may be removed only if the number of votes cast to remove him exceeds the number of votes cast against removal.

COMMITTEES

     Antonino G. Cacace is the independent audit committee financial expert serving on our audit committee.

COMPENSATION  OF  DIRECTORS

     For the six months ended June 30, 2006 we incurred $19,012, (Fiscal 2005 - $44,410; Fiscal 2004 - $60,000) in consulting fees to directors (see the Executive Compensation table on page 30). We do not pay a fee to our outside, non-officer directors.

STANDARD ARRANGEMENTS

     We do not pay a fee to our outside, non-officer directors. We reimburse our directors for reasonable expenses incurred by them in attending meetings of the Board of Directors. During the six month period ended June 30, 2006, Fiscal 2005 and 2004 non-officer directors did not receive any consulting fees.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation of the named executive officers for each of the registrant's last three completed fiscal year:

--------------------------------------------------------------------------------------------------------------------
                                     ANNUAL COMPENSATION               LONG-TERM COMPENSATION
--------------------------------------------------------------------------------------------------------------------
                                                                       AWARDS                    PAYMENTS
--------------------------------------------------------------------------------------------------------------------
                                                                                    Securities
                                                                                      Under-                 All
                                                        Other Annual   Restricted      Lying                other
                                                           Compen-        Stock      Options/      LTIP    Compen-
        Name And              Year   Salary   Bonuses      sation       Award(s)       SARs      Payouts    sation
   Principal Position                  ($)      ($)          ($)           ($)          (#)        ($)       ($)
           (a)                 (b)     (c)      (d)          (e)           (f)          (g)        (h)       (i)
----------------------------  -----  -------  --------  -------------  -----------  -----------  --------  ---------
Klaus P. Eckhof                2006      -0-       -0-         13,568  None         None         None           -0-
                              -----  -------  --------  -------------  -----------  -----------  --------  ---------
President, CEO and             2005      -0-       -0-          7,682  None         None         None           -0-
                              -----  -------  --------  -------------  -----------  -----------  --------  ---------
Director                       2004      -0-       -0-            -0-  None         None         None           -0-
                              -----  -------  --------  -------------  -----------  -----------  --------  ---------
                               2003      -0-       -0-            -0-  None         None         None           -0-
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
Cameron Richardson             2006      -0-       -0-          5,444  None         None         None           -0-
                              -----  -------  --------  -------------  -----------  -----------  --------  ---------
Secretary, CFO and Director    2005      -0-       -0-          2,728  None         None         None           -0-
                              -----  -------  --------  -------------  -----------  -----------  --------  ---------
                               2004      -0-       -0-            -0-  None         None         None           -0-
                              -----  -------  --------  -------------  -----------  -----------  --------  ---------
                               2003      -0-       -0-            -0-  None         None         None           -0-
--------------------------------------------------------------------------------------------------------------------

     None of our officers or directors is a party to an employment agreement with us. During the six month period ended June 30, 2006 and fiscal years ending December 31, 2005 and 2004 the entire board of directors acted as our compensation committee and audit committee.

OPTIONS/SAR  GRANTS  TABLE

     The following information sets forth information concerning individual grants of stock options (whether or not in tandem with stock appreciation rights ("SARs") and freestanding SARs made during the last completed fiscal year to each of the named executive officers.

We awarded no stock purchase options, or any other rights, to any of our directors or officers in Fiscal 2005 or Fiscal 2004.

AGGREGATED  OPTION/SAR  EXERCISES  AND  FISCAL  YEAR-END  OPTION/SAR VALUE TABLE

     We have no options issued or outstanding.

     We do not have a Long-term Incentive Plan. None of our officers or directors was party to an employment agreement with us. At no time during the last completed fiscal year did we, while a reporting company pursuant to Section 13(a) of 15(d) of the Exchange Act, adjust or amend the exercise price of the stock options or SARs previously awarded to any of the named executive officers, whether through amendment, cancellation or replacement grants, or any other means.

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED
                               STOCKHOLDER MATTERS

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of July 27, 2006 by (i) each person who is known by us to own beneficially more than five percent (5%) of our outstanding common stock; (ii) each of the our directors and officers; and (iii) all of our directors and officers as a group. As at July 27, 2006 there were 44,218,522 shares of common stock issued and outstanding.

----------------------------------------------------------------------------------
            Name and Address of                 Amount and Nature   Percentage of
              Beneficial Owner                 of Beneficial Owner      Class
---------------------------------------------  -------------------  --------------
Officers and Directors
---------------------------------------------  -------------------  --------------
Klaus P. Eckhof                                          3,500,000           7.92%
30 Ledgar Road, Balcatta, Western Australia,
6021 Australia
---------------------------------------------  -------------------  --------------
Antonino G. Cacace                                          8,333              *
Crud-y-Gloyat
Carswell Bay
Swansea Wales, U.K.
---------------------------------------------  -------------------  --------------
Cameron Richardson                                               0              *
2 - 238 West 4th Street,
North Vancouver, B.C., Canada V6E 4K2
---------------------------------------------  -------------------  --------------
Officers and Directors (3 persons)                       3,508,333          7.93 %
----------------------------------------------------------------------------------

(1)  *    less  than  1%.

CHANGES  IN  CONTROL

     There were no arrangements during the last completed fiscal year or subsequent period to July 27, 2006 which would result in a change in control. We do not believe that the offer and sale by us (i) of an aggregate of 8,000,000 shares in February 2006, to thirty seven unrelated investors and (ii) resulted in a change of control.

     No securities were authorized for issuance under equity compensation plans.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Our proposed business raises potential conflicts of interests between certain of our officers and directors and us. There have been no transactions during the last two years, or proposed transactions, to which we were or are a party, in which any of the directors or executive officers had or is to have a direct or indirect material interest.

     Certain of our directors are directors of other mineral resource companies and, to the extent that such other companies may participate in ventures in which we may participate, our directors may have a conflict of interest in negotiating and concluding terms regarding the extent of such participation. In the event that such a conflict of interest arises at a meeting of our directors, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms. In appropriate cases, we will establish a special committee of independent directors to review a matter in which several directors, or management, may have a conflict. From time to time, several companies may participate in the acquisition, exploration and development of natural resource properties thereby allowing for their participation in larger programs, involvement in a greater number of programs and reduction of the financial exposure with respect to any one program. It may also occur that a particular company will assign all or a portion of its interest in a particular program to another of these companies due to the financial position of the company making the assignment.

     In determining whether we will participate in a particular program and the interest therein to be acquired by it, the directors will primarily consider the potential benefits to us, the degree of risk to which we may be exposed and its financial position at that time. Other than as indicated, we have no other procedures or mechanisms to deal with conflicts of interest. We are not aware of the existence of any conflict of interest as described herein.

     There have been no transactions or proposed transactions with officers and directors during the last two years to which we are a party except as follows:

     In June 2005, 3,659,091 common shares were issued at $0.04 per share to settle debts of $161,000. The shares were issued to David Jenkins, a former director who resides outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

     In July 2005, Klaus P. Eckhof, one of our directors, purchased 3,500,000 shares in a private placement effected pursuant to Regulation S. Mr. Eckhof purchased the shares on the same terms and conditions as all the other purchasers in the offering. These shares are registered for resale pursuant to a registration statement declared effective as of February 28, 2006.


                              SELLING STOCKHOLDERS

     The following table presents information regarding the Selling Stockholders. Neither the Selling Stockholders nor any of their affiliates has held a position or office, or had any other material relationship, with us. Unless otherwise indicated, the percentage of outstanding shares beneficially owned is based on 44,218,522 shares issued and outstanding at July 27, 2006. Information with respect to beneficial ownership is based upon information provided to us by the Selling Stockholders. Except as may be otherwise described below, to the best of our knowledge, the named Selling Stockholder beneficially owns and has sole voting and investment authority as to all of the shares set forth opposite his name.

-----------------------------------------------------------------------------------------------------------
                                                                                             Percentage of
                                                           Percentage of                     Issued and
                                          No. of Shares    Issued and        No. of Shares   Outstanding
Name and Address of Selling Stockholder   Beneficially     Outstanding       To Be Sold in   Shares Owned
                                          Owned Prior      Shares Prior      This Offering   After the
                                          to the Offering  To the Offering   (1)             Offering
----------------------------------------  ---------------  ----------------  --------------  --------------
ALFA INTERNATIONAL DEVELOPMENT                  2,200,000             4.98%      2,200,000               0%
CORP (1)
Herrengasse 21,
FL-9490 Vaduz, Liechtenstein
----------------------------------------  ---------------  ----------------  --------------  --------------
BALCATTA BOYS PTY LTD (2)                         100,000             0.23%        100,000               0%
30 Ledgar Road
Balcatta, WA, 6021 Australia
----------------------------------------  ---------------  ----------------  --------------  --------------
STEPHAN BERNET                                    100,000             0.23%        100,000               0%
Rohrstrasse 8,
CH-8810 Horgen, Switzerland
-----------------------------------------------------------------------------------------------------------


                                       32

-----------------------------------------------------------------------------------------------------------
BOAVISTA SECURITIES LTD. (3)                      590,200             1.33%        590,200               0%
Suite 2402 - Bank of America Tower,
12 Harcourt Road, Hong Kong
----------------------------------------  ---------------  ----------------  --------------  --------------
DAVID CALCEI                                       10,000             0.02%         10,000               0%
GCuxor Place
Curambine, 6028 Australia
----------------------------------------  ---------------  ----------------  --------------  --------------
CHRISTINE CARL                                      2,000             0.00%          2,000               0%
D-88161 Lindenberg, Germany
----------------------------------------  ---------------  ----------------  --------------  --------------
MARIO CLAUDE FRICHOT (CLAUDE                      500,000             1.13%        500,000               0%
FRICHOT SUPERFUND A/C)
5 Ibis Court,
Kingsley, WA, 6026 Australia
----------------------------------------  ---------------  ----------------  --------------  --------------
MARK GASSON                                        50,000             0.11%         50,000               0%
PO Box 3678
Tyger Valley, 7536 South Africa
----------------------------------------  ---------------  ----------------  --------------  --------------
CHRISTA GOSCHL                                     20,000             0.05%         20,000               0%
Waidhausenstrase 33
A-1140 Vienna, Austria
----------------------------------------  ---------------  ----------------  --------------  --------------
HANOBINE HOLDINGS PTY LTD (4)                      50,000             0.11%         50,000               0%
Unit 3, 33 Hazel Street, Como, WA, 6152
Australia
----------------------------------------  ---------------  ----------------  --------------  --------------
DANIEL B HAURI                                    200,000             0.45%        200,000               0%
Aeschenvorstadt 57,
CH-4051 Basel, Switzerland
----------------------------------------  ---------------  ----------------  --------------  --------------
DR MICHAEL HOFER                                   20,000             0.05%         20,000               0%
Schillerstrase 6
A-4840 Vocklabruck, Austria
----------------------------------------  ---------------  ----------------  --------------  --------------
RICHARD HOMSANY & MRS ROSA                        100,000             0.23%        100,000               0%
DIANA MARISA HOMSANY
423 Karrinyup Road
Innaloo, WA, 6018 Australia
----------------------------------------  ---------------  ----------------  --------------  --------------
JOKULA LIMITED (5)                                500,000             1.13%        500,000               0%
Postfarch 2423
6302ZUG Switzerland
----------------------------------------  ---------------  ----------------  --------------  --------------
PAUL JURMAN                                        10,000             0.02%         10,000               0%
30 Ledger Road
Balcatta, WA, 6021, Australia
----------------------------------------  ---------------  ----------------  --------------  --------------
KIRKE SECURITIES LIMITED (6)                      100,000             0.23%        100,000               0%
PO Box 375
West Perth WA 6872 Australia
----------------------------------------  ---------------  ----------------  --------------  --------------
DR YONG-HO LEE                                     37,000             0.08%         37,000               0%
Hofgasse 4/13
A-1050 Vienna, Austria
-----------------------------------------------------------------------------------------------------------


                                       33

-----------------------------------------------------------------------------------------------------------
BEATRIX LERNER                                     50,000             0.11%         50,000               0%
Reindorfgasse 38/25
A-1150 Vienna, Austria
----------------------------------------  ---------------  ----------------  --------------  --------------
LIMESTONE RESOURCES AUSTRALIA                     200,000             0.45%        200,000               0%
PTY LTD (7)
Unit 1, 7 Guthrie Street
Osborne Park, WA, 6017 Australia
----------------------------------------  ---------------  ----------------  --------------  --------------
MAG WOLFGANG MAURER JUNIOR                         30,000             0.07%         30,000               0%
Esplanade 26
A-4810 Gmunden, Austria
----------------------------------------  ---------------  ----------------  --------------  --------------
WOLFGANG MAURER SENIOR                            160,000             0.36%        160,000               0%
Esplanade 26
A-4810 Gmunden, Austria
----------------------------------------  ---------------  ----------------  --------------  --------------
ROLF MEISTER                                      100,000             0.23%        100,000               0%
Im Grod, 6
CH-6315 Alosen, Switzerland
----------------------------------------  ---------------  ----------------  --------------  --------------
MONIKA PRZYBILLA                                  500,000             1.13%        500,000               0%
Comeniusstrasse 49,
D-69181 Leimen, Germany
----------------------------------------  ---------------  ----------------  --------------  --------------
MARIA DEL CARMEN BECERRO                          400,000             0.90%        400,000               0%
MORAIS
Avenida del Campo, 10, Somosaguas - A
E-28223 Madrid, Spain
----------------------------------------  ---------------  ----------------  --------------  --------------
LARS PEARL (RELM FAMILY A/C)                      200,000             0.45%        200,000               0%
1 Edith Place
Coolum Beach, QLD, 4573 Australia
----------------------------------------  ---------------  ----------------  --------------  --------------
EGBERT REITMEIER                                   40,000             0.09%         40,000               0%
Norbert Steger Str 32
D-94094 Rotthalm nster, Germany
----------------------------------------  ---------------  ----------------  --------------  --------------
SANCOAST PTY LTD (8)                               50,000             0.11%         50,000               0%
PO Box 1686
Albany, WA, 6332 Australia
----------------------------------------  ---------------  ----------------  --------------  --------------
ALOIS SCHMALHOFER                                  80,000             0.18%         80,000               0%
Albrecht Durer Str 3
D-90562 Heroldsberg, Germany
----------------------------------------  ---------------  ----------------  --------------  --------------
STAUDT GES.M.B.H (9)                               40,000             0.09%         20,000               0%
Edtholz Street 21
A-4600 Thalheim, Austria
----------------------------------------  ---------------  ----------------  --------------  --------------
STEPHEN FREDRICK SCHMEDJE &                       100,000             0.23%        100,000               0%
CORNELIA PETRA SCHMEDJE
Brownings Road, PO Box 5
Gibson, WA, 6448 Australia
----------------------------------------  ---------------  ----------------  --------------  --------------
GUENTHER UNGER                                     10,800             0.02%         10,800               0%
Oberschauersberg 122
A-4641 Steinhaus/Wels, Austria
-----------------------------------------------------------------------------------------------------------


                                       34

-----------------------------------------------------------------------------------------------------------
UPPER MANTLE INVESTMENTS PTY                      150,000             0.34%        150,000               0%
LTD. (10)
20 Boscombe Avenue
City Beach, WA, 6015 Australia
----------------------------------------  ---------------  ----------------  --------------  --------------
VIENNA HOLDINGS (Ronjen Superfund a/c)            100,000             0.23%        100,000               0%
(11)
Donegal Road 61
Floreat, Australia
----------------------------------------  ---------------  ----------------  --------------  --------------
WORLDPOWER PTY LTD (12)                         1,000,000             2.26%      1,000,000               0%
2 The Esplanade, Perth, 6000 Australia
----------------------------------------  ---------------  ----------------  --------------  --------------
LEE ZAUGRA                                        200,000             0.45%        200,000               0%
12 Ash Road
Carmel, WA, 6076 Australia
-----------------------------------------------------------------------------------------------------------


(1) Stephean Wolfen , Herreugasese 21, 9490 Vaduz, Liechtenstein is the 100% beneficial owner of Alfa International Development Corp

(2) Reginald N. Gillard, 30 Ledger Road, Balcatta, WA 6021, Australia is the 100% beneficial owner of Balcatta Boys Pty Ltd.

(3) Maria del Carmen Becerro Morais, Avenida del Campo 10, E-28223 Madrid, Spain, is the 100% beneficial owner of Boavista Securities Ltd.

(4) Cologero and Nicolee Collica, PO Box 32, Como, WA, 6159, Australia are the 100% beneficial owners of Hanobine Holdings Pty Ltd.

(5) Wilhelmus Evers, Postfach 2423, 6302, Zug, Switzerland is the 100% beneficial owner of Jokula Limited

(6) Graeme Kirke, Paul Boyatzis, Russell Barnett and Anna MacKintosh, PO Box 375, West Perth, WA, 6872, Australia are the 100% beneficial owners of Kirke Securities Limited

(7) Jeffrey Jones, Unit 1, 7 Guthrie Street, Osborne Park, WA, 6017, Australia is the 100% beneficial owner of Limestone Resources Australia Pty Ltd

(8) Cafiero Pietropaolo, PO Box 1686, Albany, WA, 6332, Australia is the 100% beneficial owner of Sancoast Pty Ltd

(9) Friedrich Staudt, Edtholz Strasse #21, A-4600, Thalheim, Australia is the 100% beneficial owner of Staudt GES.M.B.H.

(10) Roderick Mclllree, 20 Boscombe Avenue, City Beach, WA 6015, Australia is the 100% beneficial owner of Upper Mantle Investments Pty Ltd

(11) Ron Gatewski, PO Box 717, Balcatta, WA, 6914, Australia is the 100% beneficial owner of Vienna Holdings Pty Ltd. (Ronjen Superfund a/c)

(12) Mark Jones, 2 The Esplanade, Perth, 6000, Australia is the 100% beneficial owner of Worldpower Pty Ltd

     Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on July 27, 2006.

     Because a Selling Stockholder may offer by this prospectus all or some part of the common shares which it holds, no estimate can be given as of the date hereof as to the number of common shares actually to be offered for sale by a Selling Stockholder or as to the number of common shares that will be held by a Selling Stockholder upon the termination of such offering.


                              PLAN OF DISTRIBUTION

     We are registering the securities covered by this prospectus on behalf of the Selling Stockholders. Each selling shareholder is free to offer and sell his or her shares of our common stock at such times, in such manner and at such prices as he or she may determine. The Selling Stockholders have advised us that the sale or distribution of our common stock owned by the selling shareholders may be effected in transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of our common stock, or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers.

     The Selling Stockholders have advised us that they have not entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares. The Selling Stockholders do not have an underwriter or coordinating broker acting in connection with the proposed sale of our common stock. There is no over-allotment option and no shares will be sold by us.

     The Selling Stockholders may sell their shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders. They may also receive compensation from the purchasers of our common stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     Selling Stockholders and any broker-dealer that acts in connection with the sale of shares of our common stock hereunder may be deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the shares of our common stock sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of our common stock against certain liabilities, including liabilities arising under the Securities Act.

     Because  each  of  Selling Stockholders   may  be  deemed  to  be  an
"underwriter" within the meaning of Section 2(a)(11) of the Securities Act, the Selling Stockholders will be subject to prospectus delivery requirements of the Securities Act.

     We have informed the Selling Stockholders that the anti-manipulation rules of the Commission, including Regulation M promulgated under the Securities Exchange Act of 1934 will apply to its sales in the market, and we have informed the other Selling Stockholders that these anti-manipulation rules may apply to their sales in the market. We have provided all of the Selling Stockholders with a copy of such rules and regulations.

     Regulation M may limit the timing of purchases and sales of any of the shares of our common stock by the Selling Stockholders and any other person distributing our common stock. The anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of shares of our common stock in the market and to the activities of the Selling Stockholders and their affiliates. Furthermore, Regulation M of the Securities Exchange Act may restrict the ability of any person engaged in the distribution of shares of our common stock to engage in market-making activities with respect to the particular shares of common stock being distributed for a period of up to five business days prior to the commencement of such distribution. All of the foregoing may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

     Rules 101 and 102 of Regulation M under the Securities Exchange Act of 1934, among other things, generally prohibit certain participants in a distribution from bidding for or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Rule 104 of Regulation M governs bids and purchases made to stabilize the price of a security in connection with a distribution of the security.

     The Selling Stockholders also may resell all, or a portion, of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

     The Selling Stockholders will pay all commissions, transfer taxes and other expenses associated with their sales. The shares offered hereby are being registered pursuant to our contractual obligations, and we have agreed to pay the expenses of the preparation of this prospectus.


                        DESCRIPTION OF OUR CAPITAL STOCK

     Our authorized capital stock consists of 50,000,000 shares of common stock, par value $.001 per share. As of July 27, 2006 we had 44,218,522 shares of common stock outstanding.

COMMON STOCK

     Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared from time to time by our board of directors out of funds legally available therefore. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably, our net assets available after the payment of all liabilities.

     Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of our common stock are, and the shares offered in this offering will be, when issued and paid for, duly authorized, validly issued, fully paid and nonassessable.

DIVIDENDS

     We have not declared any cash dividends to date. We have no present intention of paying any cash dividends on our common stock in the foreseeable future, as we intend to use earnings, if any, to generate growth. The payment of dividends, if any, in the future, rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and our financial condition, as well as other relevant factors. There are no restrictions in our Certificate of Incorporation or By-laws that restrict us from declaring dividends.

REGISTRATION RIGHTS

     In connection with the private placement concluded in February 2006, we granted the purchasers of the stock registration rights. The registration statement, of which the prospectus is part, was filed in order to fulfill our obligations to those purchasers.

SHARES ELIGIBLE FOR FUTURE SALE

     Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the shares of common stock offered may be resold without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

SALE OF RESTRICTED SHARES

     Certain shares of our outstanding common stock were issued and sold by us in private transactions in reliance upon exemptions from registration under the Securities Act and have not been registered for resale. Additional shares may be issued pursuant to outstanding warrants and options. Such shares may be sold only pursuant to an effective registration statement filed by us or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act.

     On July 27, 2006 we had outstanding 44,218,522 shares of common stock. Of these shares, approximately 29,026,098 are freely tradable by persons other than our affiliates, without restriction under the Securities Act; and 11,684,091 shares are restricted securities within the meaning of Rule 144 under the Securities Act and may not be sold unless an exemption from the registration requirements of the Securities Act is available (including 144). As at July 27, 2006, 3,508,333 shares were held by persons who may be deemed our affiliates and may only be sold publicly pursuant to Rule 144.

     In general, under Rule 144 as currently in effect, a stockholder, including one of our affiliates, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or our affiliate. The number of shares of common stock which may be sold within any three-month period is limited to the greater of: (i) one percent of our then outstanding common stock, or (ii) the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a stockholder who is not our affiliate, who has not been our affiliate for 90 days prior to the sale, and who has beneficially owned shares acquired from us or our affiliate for over two years may resell the shares of common stock without compliance with many of the foregoing requirements under Rule 144.


      DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

     Our directors and officers are indemnified by our bylaws against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been our directors or officers or of our subsidiaries. Our articles of incorporation provide that none of our directors or officers shall be personally liable for damages for breach of any fiduciary duty as a director or officer involving any act or omission of any such director or officer. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                  LEGAL MATTERS

     The validity of the issuance of the common stock offered hereby will be passed upon for us by Sierchio Greco & Greco, LLP.

                                     EXPERTS

     Our financial statements at December 31, 2005, and for the year then ended appearing in this prospectus and registration statement have been audited by Peterson Sullivan PLLC, independent registered public accounting firm, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1 to the financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We file current, quarterly and annual reports with the U.S. Securities & Exchange Commission on forms 8-K, 10-QSB and 10-KSB. We have filed with the U.S. Securities & Exchange Commission under the Securities Act of 1933 a registration statement on Form SB-2 with respect to the shares being offered in this offering. This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the U.S. Securities & Exchange Commission. The omitted information may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. Copies of such material can be obtained from the public reference section of the U.S. Securities & Exchange Commission at prescribed rates. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the registration statement, each statement made in this prospectus relating to such documents being qualified in all respects by such reference.

     For further information with respect to us and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

                          INDEX TO FINANCIAL STATEMENTS

                                                                 Page
INDEX TO FINANCIAL STATEMENTS - JUNE 30, 2006 (UNAUDITED)
---------------------------------------------------------
Consolidated Balance Sheets --                                   F-3
June 30, 2006 (unaudited) and December 31, 2005 (audited)

Interim Consolidated Statements of Operations (unaudited)        F-4
Three and Six-months Ended June 30, 2006 and 2005; and for the period from October 10, 1995 (inception) to June 30, 2006

Interim Consolidated Statements of Cash Flows (unaudited)        F-5
Three and Six-months Ended June 30, 2006 and 2005; and for the period from October 10, 1995 (inception) to June 30, 2006

Notes to Interim Consolidated Financial Statements (unaudited)   F-6

INDEX TO FINANCIAL STATEMENTS - DECEMBER 31, 2005 (AUDITED)
-----------------------------------------------------------

Report of Independent Registered Public Accounting Firm          F-12

Consolidated Balance Sheets                                      F-13
Years Ended December 31, 2005 and 2004

Consolidated Statements of Operations                            F-14
Years Ended December 31, 2005 and 2004

Consolidated Statements of Stockholders' Equity (Deficiency)     F-15
and Comprehensive Income (Loss)
Years Ended December 31, 2005 and 2004

Consolidated Statements of Cash Flows                            F-22
Years Ended December 31, 2005 and 2004

Notes to Consolidated Financial Statements                       F-23
Years Ended December 31, 2005 and 2004

INDEX TO FINANCIAL STATEMENTS - DECEMBER 31, 2004 (AUDITED)
-----------------------------------------------------------

Report of Independent Registered Public Accounting Firm          F-34

Balance Sheets                                                   F-35

Statements of Stockholders' Equity (Deficiency)                  F-36

Statements of Operations                                         F-37

Statements of Cash Flows                                         F-38

Notes to Financial Statements                                    F-39

                          INDEX TO FINANCIAL STATEMENTS

Index to Financial Statements - June 30, 2006 (unaudited)          Page
---------------------------------------------------------

  Consolidated Balance Sheets --                                   F-3
  June 30, 2006 (unaudited) and December 31, 2005 (audited)

  Interim Consolidated Statements of Operations (unaudited)        F-4
  Three and Six-months Ended June 30, 2006 and 2005; and for the period from October 10, 1995 (inception) to June 30, 2006

  Interim Consolidated Statements of Cash Flows (unaudited)        F-5
  Three and Six-months Ended June 30, 2006 and 2005; and for the period from October 10, 1995 (inception) to June 30, 2006

  Notes to Interim Consolidated Financial Statements (unaudited)   F-6

AURORA GOLD CORPORATION
(An exploration stage enterprise)

Consolidated Balance Sheets
June 30, 2006 and December 31, 2005
(Expressed in U.S. Dollars)                                        June 30    December 31
                                                                      2006           2005
                                                               (unaudited)      (audited)
-----------------------------------------------------------------------------------------
ASSETS
Current assets
  Cash                                                        $ 2,195,289   $    164,189
  Available-for-sale securities                                    18,018         33,451
-----------------------------------------------------------------------------------------
Total current assets                                            2,213,307        197,640

Equipment, net                                                         52            679
-----------------------------------------------------------------------------------------
Total assets                                                  $ 2,213,359   $    198,319
=========================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current liabilities
  Accounts payable and accrued expenses                       $    32,460   $     32,588
-----------------------------------------------------------------------------------------
Total current liabilities                                          32,460         32,588
=========================================================================================

Stockholders' Equity
Common stock
  Authorized:
    100,000,000 common shares, with par value $0.001each
  Issued and outstanding:
    44,218,522 (December 31, 2005 - 36,218,522) common shares      44,218         36,218
Additional paid-in capital                                      8,474,137      4,582,137
Accumulated deficit during the exploration stage               (6,317,409)    (4,448,010)
Accumulated other comprehensive income (loss)                     (20,047)        (4,614)
-----------------------------------------------------------------------------------------
Stockholders' equity                                            2,180,899        165,731
-----------------------------------------------------------------------------------------
Total liabilities and stockholders' equity                    $ 2,213,359   $    198,319
=========================================================================================

The accompanying notes are an integral part of these financial statements

AURORA GOLD CORPORATION
(An exploration stage enterprise)
                                                            Cumulative
Interim Consolidated Statements of Operations               October 10    Three months    Three months    Six months    Six months
(Expressed in U.S. Dollars)                           1995 (inception)           Ended           Ended         Ended         Ended
(Unaudited)                                                 to June 30         June 30         June 30       June 30       June 30
                                                                  2006            2006            2005          2006          2005
----------------------------------------------------------------------------------------------------------------------------------
Expenses
  Administrative and general                         $        820,370   $      73,513   $       7,438   $   108,662   $     9,675
  Depreciation and amortization                                54,901             314           1,087           627         2,173
  Imputed interest on loan payable - related party              1,560               -               -             -             -
  Interest, bank charges and
    foreign exchange loss (gain)                               62,075           1,202             329        12,598           (56)
  Professional fees - accounting and legal                    520,135          45,606             643        93,383         1,117
  Property search and negotiation                             225,198               -           3,903             -         3,903
  Salaries and consulting fees                              1,044,575          51,886          30,000        78,568        30,000
----------------------------------------------------------------------------------------------------------------------------------
                                                            2,728,814         172,521          43,400       293,838        46,812

Exploration expenses                                        3,385,324       1,147,291             (25)    1,575,561         2,036

Write-off of mineral property costs                           172,981               -               -             -             -
----------------------------------------------------------------------------------------------------------------------------------
                                                            6,287,119       1,319,812          43,375     1,869,399        48,848
----------------------------------------------------------------------------------------------------------------------------------
Other income (loss)
  Gain on disposition of subsidiary                           216,474               -               -             -             -
  Interest income                                              22,353               -               -             -             -
  Gain on sale of rights to the Matupa agreement,
    net of expenses of $138,065                                80,237               -          63,590             -        63,590
  Realized (loss) on investments                              (32,756)              -          (8,269)            -        (8,269)
  Operating (loss) of Spun-off operations                    (316,598)              -               -             -             -
----------------------------------------------------------------------------------------------------------------------------------
                                                              (30,290)              -          55,321             -        55,321
----------------------------------------------------------------------------------------------------------------------------------
Net income (loss) for the period                     $     (6,317,409)  $  (1,319,812)  $      11,946   $(1,869,399)  $     6,473
==================================================================================================================================
Earnings (loss) per share
  - basic and diluted                                                   $       (0.03)  $        0.00   $     (0.04)  $      0.00
==================================================================================================================================
Weighted average number of
    common shares outstanding
    - basic and diluted                                                    44,218,522      20,434,431    41,862,966    19,984,431
==================================================================================================================================

The accompanying notes are an integral part of these financial statements

AURORA GOLD CORPORATION
(An exploration stage enterprise)
                                                                          Cumulative
Interim Consolidated Statements of Cash Flows (Unaudited)                 October 10    Six months    Six months
(Expressed in U.S. Dollars)                                         1995 (inception)         Ended         Ended
                                                                          to June 30       June 30       June 30
                                                                                2006          2006          2005
----------------------------------------------------------------------------------------------------------------
Net income (loss) for the period                                   $     (6,317,409)  $(1,869,399)  $     6,473
Cash flows from operating activities
  Adjustments to reconcile net income (loss) to
    net cash used in operating activities:
      - depreciation and amortization                                        54,901           627         2,173
      - compensation on stock options                                       720,500             -             -
      - expenses satisfied with issuance of common stock                    498,800             -             -
      - expenses satisfied with transfer of marketable securities            33,903             -        33,903
      - imputed interest on loan payable - related party                      1,560             -             -
      - write-off of mineral property costs                                 172,981             -             -
      - adjustment for spin-off of Aurora Metals (BVI) Limited              316,498             -             -
      - realized loss on investments                                         32,756             -         8,269
      - gain on sale of rights to Matupa agreement,
        net of expenses                                                     (80,237)            -       (63,590)
Changes in assets and liabilities:                                                -
    - increase in receivables                                              (206,978)            -       (21,418)
    - (decrease) increase in accounts payable
      and accrued expenses                                                  572,617          (128)       33,042
----------------------------------------------------------------------------------------------------------------
Net cash used in operating activities                                    (4,200,108)   (1,868,900)       (1,148)
----------------------------------------------------------------------------------------------------------------

Cash flows from investing activities
  Purchase of equipment                                                     (57,891)            -             -
  Proceeds on disposal of equipment                                          14,449             -             -
  Acquisition of mineral property costs                                    (172,981)            -             -
  Payment for incorporation cost                                            (11,511)            -             -
----------------------------------------------------------------------------------------------------------------
Net cash used in investing activities                                      (227,934)            -             -
----------------------------------------------------------------------------------------------------------------

Cash flows from financing activities
  Proceeds from issuance of common stock,
    less issuance costs                                                   6,552,339     3,900,000             -
  Loan proceeds from related party                                           39,000             -             -
  Loan proceeds                                                              31,992             -             -
----------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                 6,623,331     3,900,000             -
----------------------------------------------------------------------------------------------------------------

Increase (decrease) in cash and cash equivalents                          2,195,289     2,031,100        (1,148)
Cash and cash equivalents, beginning of period                                    -       164,189         1,275
----------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period                           $      2,195,289   $ 2,195,289   $       127
================================================================================================================

The accompanying notes are an integral part of these financial statements

         NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
         --------------------------------------------------------------

1.   Nature  of  Business  and  Continuance  of  Operations

     Aurora Gold Corporation ("the Company") was formed on October 10, 1995 under the laws of the State of Delaware and it is in the business of location, acquisition, exploration and, if warranted, development of mineral properties. The Company has not yet determined whether its properties contain mineral reserves that may be economically recoverable and the Company has not generated any operating revenues to date.

     These consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. Our general business strategy is to acquire mineral properties either directly or through the acquisition of operating entities. We have incurred recurring operating losses and require additional funds to meet our obligations and maintain our operations. Management's plans in this regard are to raise equity financing as required. These conditions raise substantial doubt about our ability to continue as a going concern. These financial statements do not include any adjustments that might result from this uncertainty.

2.   Significant  Accounting  Policies

     (a)  Principles  of  Accounting

          The accompanying unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions for Form 10-QSB and Item 310(b) of Regulation S-B and include the accounts of the Company and our wholly-owned subsidiary, Aurora Gold Minera o Ltda ("Aurora Gold
          Mineracao"). Collectively, they are referred to herein as "the Company". Significant inter-company accounts and transactions have been eliminated. Aurora Gold Minera o was incorporated on October 27, 2005.

          These unaudited interim consolidated financial statements do not include all the information and disclosures required by US GAAP for annual financial statements. The accounting policies used in the preparation of the accompanying unaudited interim consolidated financial statements are the same as those described in our audited consolidated financial statements and notes thereto for the year ended December 31, 2005. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation of the results for the periods presented have been reflected in these consolidated financial statements. These unaudited interim consolidated financial statements should be read in conjunction with the audited annual consolidated financial statements and the notes thereto for the year ended December 31, 2005. Operating results for the six months ended June 30, 2006 are not necessarily indicative of the results that may be expected for the year ended December 31, 2006.

          The balance sheet at December 31, 2005 has been derived from the audited consolidated financial statements at that date.

     (b)  Accounting  Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

     (c)  Cash  Equivalents

          Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. We did not have any cash equivalents at June 30, 2006 and December 31, 2005.

     (d)  Available-for-Sale  Securities

          Our available-for-sale securities consist of shares of common stock of one publicly traded company and are stated at fair value. The cost of these securities is $38,065 at June 30, 2006 and the gross unrealized holding loss of $20,047 is included in accumulated other comprehensive income (loss) at June 30, 2006. Any unrealized holding gains or losses in these securities are included in the determination of accumulated other comprehensive income (loss). If a loss in value in the available-for-sale securities is considered to be other than temporary, it is recognized in the determination of net income. All unrealized holding gains at June 30, 2006 are on securities held less than 12 months. Cost is based on the specific identification method for the individual securities to determine realized gains or losses.

     (e)  Equipment

          Depreciation is based on the estimated useful lives of the assets and is computed using the straight-line method. Equipment is recorded at cost. Depreciation is provided over the following useful lives:

               Computer equipment                2 years
               Office equipment                  5 years
               Telecommunication equipment       5 years

     (f)  Mineral  Properties  and  Exploration  Expenses

          Exploration costs are charged to operations as incurred until such time that proven reserves are discovered. From that time forward, the Company will capitalize all costs to the extent that future cash flow from mineral reserves equals or exceeds the costs deferred. The deferred costs will be amortized over the recoverable reserves when a property reaches commercial production. As at June 30, 2006 and December 31, 2005, the Company did not have proven reserves.

          Costs of initial acquisition of mineral rights and concessions are capitalized until the properties are abandoned or the right expires.

          Exploration activities conducted jointly with others are reflected at the Company's proportionate interest in such activities. Costs related to site restoration programs are accrued over the life of the project.

     (g)  Share-Based  Payment

          We have adopted the fair value method of accounting for stock-based compensation consistent with Statement of Financial Accounting Standards No. 123 (R) (SFAS 123 (R)), Share-based Payment. No expense has been recorded because the Company has made no share based payments to-date.

     (h)  Advertising  Expenses

          We expense advertising costs as incurred. We did not incur any advertising expenses for the three and six months ended June 30, 2006 and 2005.

     (i)  Foreign  Currency  Translations  and  Transactions

          Our reporting currency is the U.S. Dollar. Foreign Subsidiaries utilize the functional currency applicable to the country in which they operate. We translate assets and liabilities of our foreign subsidiaries at the rate of exchange at the balance sheet date. Revenues and expenses are translated at the average rate of exchange throughout the year. Gains or losses from these translations, if significant, are reported as a separate component of other comprehensive income, until all or a part of the investment in the subsidiary is sold or liquidated. Translation adjustments do not recognize the effect of income tax because we expect to reinvest the amounts indefinitely in operations.

     (j)  Concentration  of  Credit  Risk

          We place our cash and cash equivalents with high credit quality financial institutions. We occasionally maintain balances in a financial institution exceeding the insured amount. As of June 30, 2006 and December 31, 2005, we had deposits in a bank exceeding insured limits.

     (k)  Long-Lived  Assets  Impairment

          Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable, in accordance with the Statement of Financial Accounting Standards No. 144 (SFAS 144), Accounting for the Impairment or Disposal of Long-Lived Assets. An impairment loss would be recognized when the carrying amount of an asset exceeds the estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition.

          The amount of the impairment loss to be recorded is calculated by the excess of the asset's carrying value over its fair value. Fair value is generally determined using a discounted cash flow analysis. We have not recognized any impairment losses through June 30, 2006.

     (l)  Fair  Value  of  Financial  Instruments  and  Risks

          Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair value.

          The carrying value of cash and accounts payable and accrued expenses approximate their fair value because of the short-term nature of these instruments. Management is of the opinion that we are not exposed to significant interest or credit risks arising from these financial instruments.

          We operate outside of the United States of America and are exposed to foreign currency risk due to the fluctuation between the currency in which we operate in and the U.S. dollar.

     (m)  Intangible  Assets

          We adopted the Statement of Financial Accounting Standards No. 142 (SFAS 142) Goodwill and Other Intangible Assets which requires that goodwill and intangible assets with indefinite life are not amortized but rather tested at least annually for impairment. Intangible assets with a definite life are required to be amortized over its useful life or its estimated useful life.

          We do not have any goodwill or intangible assets with indefinite or definite lives.

     (n)  Accounting  for  Derivative  Instruments  and  Hedging  Activities

          We have adopted the Statement of Financial Accounting Standards No. 133 (SFAS 133) Accounting for Derivative Instruments and Hedging Activities, which requires companies to recognize all derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

          Historically, we have not entered into derivative contracts either to hedge existing risks or for speculative purposes. We do not anticipate that the adoption of the statement will have a significant impact on its financial statements.

     (o)  Income  Taxes

          We have adopted the Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes, which requires us to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in our financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement carry amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

     (p)  Earnings  (Loss)  Per  Share

          Earnings (loss) per share is computed by dividing net income or loss available to common stockholders by the weighted average number of common shares outstanding during the period. We have adopted the Statement of Financial Accounting Standards No. 128 (SFAS 128), Earnings Per Share. Diluted loss per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive securities and is equivalent to basic loss per share for the three and six months ended June 30, 2006 and 2005 because there are no potentially dilutive securities outstanding during those periods.

     (q)  Comprehensive  Income

          We have adopted the Statement of Financial Accounting Standards No. 130 (SFAS 130), Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners.

3.   Equipment

----------------------------------------------------------------
                                            June 30    December
                                             2006      31 2005
----------------------------------------------------------------
Computer equipment                         $  2,508   $   2,508
Office equipment                             13,583      13,583
Telecommunication equipment                   1,875       1,875
----------------------------------------------------------------
                                             17,966      17,966
Accumulated depreciation and amortization   (17,914)    (17,287)
----------------------------------------------------------------
                                           $     52   $     679
================================================================

4.   Common  stock

     During February 2006, the Company issued 8,000,000 shares of common stock for proceeds of $3,900,000.

5.   Related  Party  Transactions

     Related party transactions not disclosed elsewhere in these consolidated financial statements include:

     During the six months ended June 30, 2006, consulting fees to directors of $19,012 (six months ended June 30, 2005 - $30,000) were incurred by the Company. The transactions were recorded at the exchange amount, being the value established and agreed to by the related parties.

AURORA  GOLD  CORPORATION
(An  exploration  stage  enterprise)

Consolidated  Financial  Statements
(EXPRESSED  IN  U.S.  DOLLARS)

December  31,  2005  and  2004


Index
-----
Reports of Independent Registered Public Accounting Firms     F-12

Consolidated Balance Sheets                                   F-13
Years Ended December 31, 2005 and 2004

Consolidated Statements of Operations                         F-14
Years Ended December 31, 2005 and 2004

Consolidated Statements of Stockholders' Equity (Deficiency)  F-15
And Comprehensive Income (Loss)
Years Ended December 31, 2005 and 2004

Consolidated Statements of Cash Flows                         F-22
Years Ended December 31, 2005 and 2004

Notes to Consolidated Financial Statements
Years Ended December 31, 2005 and 2004                        F-23

PETERSON SULLIVAN PLLC
--------------------------------------------------------------------------------
CERTIFIED PUBLIC ACCOUNTANTS                  TEL 206.382.777 - FAX 206.382.7700
601 UNION STREET, SUITE 2300                  http://www.pscpa.com
SEATTLE, WASHINGTON 98101


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------


To the Board of Directors and Stockholders
Aurora Gold Corporation


We have audited the accompanying consolidated balance sheet of Aurora Gold Corporation (an exploration stage company) and Subsidiary as of December 31, 2005, and the related consolidated statements of operations, stockholders' equity (deficiency) and comprehensive income (loss), and cash flows for the year then ended, and for the period from October 10, 1995 (date of inception) to December 31, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Aurora Gold
Corporation (an exploration stage company) and Subsidiary as of December 31, 2005, and the results of their operations and their cash flows for the year then ended, and for the period from October 10, 1995 (date of inception) to December 31, 2005, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has not been able to generate significant revenues or positive cash flows from operations to date and has an accumulated deficit of $4,448,010. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/  Peterson  Sullivan  PLLC


February  10,  2006
Seattle,  Washington

AURORA GOLD CORPORATION
(An exploration stage enterprise)

Consolidated Balance Sheets
December 31, 2005 and 2004
(Expressed in U.S. Dollars)                                      December 31    December 31
                                                                        2005           2004
-------------------------------------------------------------------------------------------
ASSETS
Current assets
  Cash                                                         $    164,189   $      1,275
  Accounts receivable                                                     -            200
  Available-for-sale securities                                      33,451              -
-------------------------------------------------------------------------------------------
Total current assets                                                197,640          1,475

Equipment, net                                                          679          3,937
-------------------------------------------------------------------------------------------
Total assets                                                   $    198,319   $      5,412
===========================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current liabilities
  Accounts payable and accrued expenses                        $     32,588   $     29,354
  Accounts payable - related party                                        -        121,942
  Loan payable - related party                                            -         39,000
-------------------------------------------------------------------------------------------
Total current liabilities                                            32,588        190,296
===========================================================================================

Stockholders' Equity (Deficiency)
Common stock
  Authorized:
    50,000,000 common shares, with par value $0.001each
  Issued and outstanding:
    36,218,522 (December 31, 2004 - 19,534,431) common shares        36,218         19,534
Additional paid-in capital                                        4,582,137      3,786,321
Accumulated deficit during the exploration stage                 (4,448,010)    (3,990,739)
Accumulated other comprehensive income (loss)                        (4,614)             -
-------------------------------------------------------------------------------------------
Stockholders' equity (deficiency)                                   165,731       (184,884)
-------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity (deficiency)        $    198,319   $      5,412
===========================================================================================

The accompanying notes are an integral part of these financial statements

AURORA GOLD CORPORATION
(An exploration stage enterprise)
                                                            Cumulative
Consolidated Statements of Operations                       October 10           Year           Year
(Expressed in U.S. Dollars)                           1995 (inception)          Ended          Ended
                                                        to December 31    December 31    December 31
                                                                  2005           2005           2004
----------------------------------------------------------------------------------------------------
Expenses
  Administrative and general                         $        711,708   $     19,642   $     32,979
  Depreciation and amortization                                54,274          3,258          3,666
  Imputed interest on loan payable - related party              1,560              -          1,560
  Interest, bank charges and
    foreign exchange loss                                      49,477          6,370            851
  Professional fees                                           426,752         60,955         12,062
  Property search and negotiation                             225,198         39,797         52,563
Salaries and consulting fees                                  966,007         51,910         60,000
----------------------------------------------------------------------------------------------------
                                                            2,434,976        181,932        163,681
Exploration expenses                                        1,809,763        347,307         60,082
Write-off of mineral property costs                           172,981              -              -
----------------------------------------------------------------------------------------------------
                                                            4,417,720        529,239        223,763
----------------------------------------------------------------------------------------------------
Other income (loss)
  Gain on disposition of subsidiary                           216,474              -              -
  Interest income                                              22,353              -              -
  Gain on sale of rights to the Matupa agreement,
    net of expenses of $138,065                                80,237         80,237              -
  Realized (loss) on investments                              (32,756)        (8,269)             -
Operating (loss) of Spun-off operations                      (316,598)             -              -
----------------------------------------------------------------------------------------------------
                                                              (30,290)        71,968              -
----------------------------------------------------------------------------------------------------
Net (loss) for the period                            $     (4,448,010)  $   (457,271)  $   (223,763)
====================================================================================================

Earnings (loss) per share
  - basic and diluted                                                   $      (0.02)  $      (0.01)
====================================================================================================
Weighted average number of
  common shares outstanding
  - basic and diluted                                                     27,262,103     19,526,486
====================================================================================================

The accompanying notes are an integral part of these financial statements

AURORA GOLD CORPORATION
(An exploration stage enterprise)

Consolidated Statements of Stockholders' Equity (Deficiency) and
Comprehensive Income (Loss)
October 10, 1995 (inception) to December 31,
2005
(Expressed in U.S. dollars)
---------------------------------------------------------------------------------------------------------------------
                                                                                                          Accumulated
                                                     Common Stock        Additional       Compre-    (deficit) during
                                                ---------------------       paid-in       hensive         exploration
                                                  Shares      Amount        capital        (loss)               stage
---------------------------------------------------------------------------------------------------------------------

Balance, October 10, 1995                                -   $     -   $         -   $         -   $               -
Issuance of common stock for
  - settlement of indebtedness                  11,461,153    11,461             -             -                   -
Net (loss) for the period                                -         -             -             -                   -
---------------------------------------------------------------------------------------------------------------------
Total comprehensive (loss)                                                           $         -
                                                                                     ------------

Balance December 31, 1995                       11,461,153    11,461             -             -                   -
Adjustment for reverse stock split              (7,640,766)   (7,641)            -             -                   -
Issuance of common stock for
  - cash at $0.001 per share                     5,800,000     5,800       341,761             -                   -
  - resource property                              300,000       300         2,700             -                   -
Net (loss) for the period                                -         -             -      (361,208)           (361,208)
---------------------------------------------------------------------------------------------------------------------
Total comprehensive (loss)                                                           $  (361,208)
                                                                                     ------------

Balance December 31, 1996                        9,920,387     9,920       344,461                          (361,208)
Issuance of common stock for
  - cash in March 1997 at $1.00 per share
    (less issue costs of $4,842)                   750,000       750       744,408             -                   -
Net (loss) for the period                                -         -             -      (615,880)           (615,880)
---------------------------------------------------------------------------------------------------------------------
Total comprehensive (loss)                                                           $  (615,880)
                                                                                     ------------

Balance December 31, 1997                       10,670,387    10,670     1,088,869                          (977,088)


                                      F-15

Issuance of common stock for
  - settlement of indebtedness                      96,105        96        68,601             -                   -
  - cash in May 1998 at $1.25 per share            200,000       200       249,800             -                   -
  - cash in November 1998 at $0.75 per share        71,667        72        53,678             -                   -
  - cash in December 1998 at $0.75 per share       143,333       143       107,357             -                   -
Grant of options to employees and directors              -         -       518,900             -                   -
Grant of options to consultants                          -         -       172,100             -                   -
Net (loss) for the period                                -         -             -    (1,151,604)         (1,151,604)
---------------------------------------------------------------------------------------------------------------------
Total comprehensive (loss)                                                           $(1,151,604)
                                                                                     ------------

Balance December 31, 1998                       11,181,492    11,182     2,259,304                        (2,128,692)
Issuance of common stock for
  - settlement of indebtedness                     231,286       231       160,151             -                   -
  - cash in March 1999 at $0.656 per share          22,871        23        14,977             -                   -
  - finder's fee in February 1999
    at $0.81 per share                              25,000        25        20,287             -                   -
Grant of options to consultants                          -         -        29,500             -                   -
Cash advanced on stock subscriptions                     -         -             -             -                   -
Net (loss) for the period                                -         -             -      (855,391)           (855,391)
---------------------------------------------------------------------------------------------------------------------
Total comprehensive (loss)                                                           $  (855,391)
                                                                                     ------------

Balance December 31, 1999                       11,460,649    11,461     2,484,219                        (2,984,083)
Issuance of common stock for
  - settlement of indebtedness                     199,000       199        99,301             -                   -
  - cash in March 2000 at $0.50 per share          350,000       350       174,650             -                   -
  - cash in March 2000 at $0.455 per share         550,000       550       249,450             -                   -
Cancellation of shares in April 2000               (90,706)      (91)      (56,600)            -                   -
Exercise of options in June 2000                   405,000       405         3,645             -                   -
Spin-off of Aurora Metals (BVI) Limited                  -         -       316,498             -                   -
Net (loss) for the period                                -         -             -      (677,705)           (677,705)
---------------------------------------------------------------------------------------------------------------------
Total comprehensive (loss)                                                           $  (677,705)
                                                                                     ------------

Balance December 31, 2000                       12,873,943    12,874     3,271,163                        (3,661,788)
Components of comprehensive income (loss)
  - Net income for the period                            -         -             -       128,545             128,545


                                      F-16

  - Unrealized holding losses on
    available-for-sale securities                        -         -             -      (141,928)                  -
---------------------------------------------------------------------------------------------------------------------
Total comprehensive (loss)                                                           $   (13,383)
                                                                                     ------------

Balance December 31, 2001                       12,873,943    12,874     3,271,163                        (3,533,243)
Issuance of common stock for
  - settlement of indebtedness                   3,708,038     3,708       351,492             -                   -
Components of comprehensive income (loss)
  - Net (loss) for the period                            -         -             -      (137,329)           (137,329)
  - Reclassification adjustment for realized
    losses on available-for-sale securities              -         -             -       141,928                   -
---------------------------------------------------------------------------------------------------------------------
Total comprehensive (loss)                                                           $     4,599
                                                                                     ------------

Balance, December 31, 2002                      16,581,981    16,582     3,622,655                        (3,670,572)
Issuance of common stock for
  - settlement of indebtedness                   2,752,450     2,752       114,806             -                   -
  - cash in  December 2003 at $0.25 per share      100,000       100        24,900             -                   -
Components of comprehensive income (loss)
  - Net (loss) for the period                            -         -             -       (96,404)            (96,404)
  - Unrealized holding losses on
    available-for-sale securities                        -         -             -             -                   -
---------------------------------------------------------------------------------------------------------------------
Total comprehensive (loss)                                                           $   (96,404)
                                                                                     ------------

Balance, December 31, 2003                      19,434,431    19,434     3,762,361                        (3,766,976)
Issuance of common stock for
  - cash in January 2004 at $0.25 per share,
    less issuance costs                            100,000       100        22,400             -                   -
Imputed interest                                         -         -         1,560             -                   -
Components of comprehensive income (loss)
  - Net (loss) for the period                            -         -             -      (223,763)           (223,763)
  - Unrealized holding losses on
    available-for-sale securities                        -         -             -             -                   -
---------------------------------------------------------------------------------------------------------------------
Total comprehensive (loss)                                                           $  (223,763)
                                                                                     ------------
Balance, December 31, 2004                      19,534,431    19,534     3,786,321                        (3,990,739)
Issuance of common stock for
  - cash in July 2005 at $0.05 per share        13,000,000    13,000       637,000             -                   -


                                      F-17

  - settlement of indebtedness                   3,684,091     3,684       158,816             -                   -
Components of comprehensive income (loss)
  - Net (loss) for the period                            -         -             -      (457,271)           (457,271)
  - Unrealized holding losses on
    available-for-sale securities                        -         -             -        (4,614)                  -
---------------------------------------------------------------------------------------------------------------------
Total comprehensive (loss)                                                           $  (461,885)
                                                                                     ============
Balance, December 31, 2005                      36,218,522   $36,218   $ 4,582,137             -   $      (4,448,010)
=====================================================================================================================


                                                                     Accumulated            Total
                                                   Advances for            other    stockholders'
                                                          Stock    comprehensive           equity
                                                  Subscriptions    income (loss)     (deficiency)
-------------------------------------------------------------------------------------------------

Balance, October 10, 1995                       $            -   $            -   $            -
Issuance of common stock for
  - settlement of indebtedness                                                -           11,461
Net (loss) for the period                                    -                -                -
-------------------------------------------------------------------------------------------------
Total comprehensive (loss)


Balance December 31, 1995                                    -                -           11,461
Adjustment for reverse stock split                                            -           (7,641)
Issuance of common stock for
  - cash at $0.001 per share                                                  -          347,561
  - resource property                                                         -            3,000
Net (loss) for the period                                                     -         (361,208)
-------------------------------------------------------------------------------------------------
Total comprehensive (loss)


Balance December 31, 1996                                    -                -           (6,827)
Issuance of common stock for
  - cash in March 1997 at $1.00 per share
    (less issue costs of $4,842)                             -                -          745,158
Net (loss) for the period                                    -                -         (615,880)
-------------------------------------------------------------------------------------------------
Total comprehensive (loss)

Balance December 31, 1997                                    -                -          122,451


                                      F-18

Issuance of common stock for
  - settlement of indebtedness                               -                -           68,697
  - cash in May 1998 at $1.25 per share                      -                -          250,000
  - cash in November 1998 at $0.75 per share                 -                -           53,750
  - cash in December 1998 at $0.75 per share                 -                -          107,500
Grant of options to employees and directors                  -                -          518,900
Grant of options to consultants                              -                -          172,100
Net (loss) for the period                                    -                -       (1,151,604)
-------------------------------------------------------------------------------------------------
Total comprehensive (loss)

Balance December 31, 1998                                    -                -          141,794
Issuance of common stock for
  - settlement of indebtedness                               -                -          160,382
  - cash in March 1999 at $0.656 per share                   -                -           15,000
  - finder's fee in February 1999
    at $0.81 per share                                       -                -           20,312
Grant of options to consultants                                                           29,500
Cash advanced on stock subscriptions                   425,000                           425,000
Net (loss) for the period                                    -                -         (855,391)
-------------------------------------------------------------------------------------------------
Total comprehensive (loss)

Balance December 31, 1999                              425,000                -          (63,403)
Issuance of common stock for
  - settlement of indebtedness                                                -           99,500
  - cash in March 2000 at $0.50 per share             (175,000)               -                -
  - cash in March 2000 at $0.455 per share            (250,000)               -                -
Cancellation of shares in April 2000                         -                -          (56,691)
Exercise of options in June 2000                             -                             4,050
Spin-off of Aurora Metals (BVI) Limited                      -                -          316,498
Net (loss) for the period                                    -                -         (677,705)
-------------------------------------------------------------------------------------------------
Total comprehensive (loss)

Balance December 31, 2000                                    -                -         (377,751)
Components of comprehensive income (loss)
  - Net income for the period                                -                -          128,545


                                      F-19

  - Unrealized holding losses on
    available-for-sale securities                            -         (141,928)        (141,928)
-------------------------------------------------------------------------------------------------
Total comprehensive (loss)

Balance December 31, 2001                                    -         (141,928)        (391,134)
Issuance of common stock for
  - settlement of indebtedness                               -                -          355,200
Components of comprehensive income (loss)
  - Net (loss) for the period                                -                -         (137,329)
  - Reclassification adjustment for realized
    losses on available-for-sale securities                             141,928          141,928
-------------------------------------------------------------------------------------------------
Total comprehensive (loss)

Balance, December 31, 2002                                                    -          (31,335)
Issuance of common stock for
  - settlement of indebtedness                               -                -          117,558
  - cash in  December 2003 at $0.25 per share                -                -           25,000
Components of comprehensive income (loss)
  - Net (loss) for the period                                -                -          (96,404)
  - Unrealized holding losses on
    available-for-sale securities                            -                -                -
-------------------------------------------------------------------------------------------------
Total comprehensive (loss)

Balance, December 31, 2003                                   -                -           14,819
Issuance of common stock for
  - cash in January 2004 at $0.25 per share,
    less issuance costs                                      -                -           22,500
Imputed interest                                             -                -            1,560
Components of comprehensive income (loss)
  - Net (loss) for the period                                -                -         (223,763)
  - Unrealized holding losses on
    available-for-sale securities                            -                -                -
-------------------------------------------------------------------------------------------------
Total comprehensive (loss)

Balance, December 31, 2004                                   -                -         (184,884)
Issuance of common stock for
  - cash in July 2005 at $0.05 per share                     -                -          650,000


                                      F-20

  - settlement of indebtedness                               -                -          162,500
Components of comprehensive income (loss)
  - Net (loss) for the period                                -                -         (457,271)
  - Unrealized holding losses on
    available-for-sale securities                            -           (4,614)          (4,614)
-------------------------------------------------------------------------------------------------
Total comprehensive (loss)
Balance, December 31, 2005                      $            -   $       (4,614)  $      165,731
=================================================================================================

The accompanying notes are an integral part of these financial statements

AURORA GOLD CORPORATION
(An exploration stage enterprise)
                                                                           Cumulative
Consolidated Statements of Cash Flows                                      October 10           Year           Year
(Expressed in U.S. Dollars)                                          1995 (inception)          Ended          Ended
                                                                       to December 31    December 31    December 31
                                                                                 2005           2005           2004
-------------------------------------------------------------------------------------------------------------------
Cash flows from (used in) operating activities
  Net (loss) for the period                                         $     (4,448,010)  $   (457,271)  $   (223,763)
  Adjustments to reconcile net loss to
    net cash used in operating activities:
      - depreciation and amortization                                         54,274          3,258          3,666
      - compensation on stock options                                        720,500              -              -
      - expenses satisfied with issuance of common stock                     498,800          1,500              -
      - expenses satisfied with transfer of marketable securities             33,903         33,903              -
      - imputed interest on loan payable - related party                       1,560              -          1,560
      - write-off of mineral property costs                                  172,981              -              -
      - adjustment for spin-off of Aurora Metals (BVI) Limited               316,498              -              -
      - realized loss on investments                                          32,756          8,269              -
    - gain on sale of rights to Matupa agreement, net of expenses            (80,237)       (80,237)             -
Changes in assets and liabilities:
    - (increase) decrease in receivables                                    (206,978)           200          1,996
    - (decrease) increase in accounts payable
      And accrued expenses                                                   572,745          3,292        143,497
-------------------------------------------------------------------------------------------------------------------
Net cash flow used in operating activities                                (2,331,208)      (487,086)       (73,044)
-------------------------------------------------------------------------------------------------------------------

Cash flows from (used in) investing activities
  Purchase of equipment                                                      (57,891)             -         (2,508)
  Proceeds on disposal of equipment                                           14,449              -              -
  Acquisition of mineral property costs                                     (172,981)             -              -
  Payment for incorporation cost                                             (11,511)             -              -
-------------------------------------------------------------------------------------------------------------------
Net cash flow used in investing activities                                  (227,934)             -         (2,508)
-------------------------------------------------------------------------------------------------------------------


Cash flows from financing activities
  Proceeds from issuance of common stock,
    less issuance costs                                                    2,652,339        650,000         22,500
  Loan proceeds from related party                                            39,000              -         39,000
  Loan proceeds                                                               31,992              -              -
-------------------------------------------------------------------------------------------------------------------
Net cash flow provided by financing activities                             2,723,331        650,000         61,500
-------------------------------------------------------------------------------------------------------------------
Increase (decrease) in cash and cash equivalents                             164,189        162,914        (14,052)
Cash and cash equivalents, beginning of period                                     -          1,275         15,327
-------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period                            $        164,189   $    164,189   $      1,275
===================================================================================================================

The accompanying notes are an integral part of these financial statements

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   NATURE  OF  BUSINESS  AND  GOING  CONCERN

     Aurora Gold Corporation ("the Company") was formed on October 10, 1995 under the laws of the State of Delaware and is in the business of location, acquisition, exploration and, if warranted, development of mineral properties. The Company has not yet determined whether its properties contain mineral reserves that may be economically recoverable and has not generated any operating revenues to date.

     These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The general business strategy of the Company is to acquire mineral properties either directly or through the acquisition of operating entities. The Company has incurred recurring operating losses and requires additional funds to meet its obligations and maintain its operations. Management's plans in this regard are to raise equity financing as required.

     These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from this uncertainty.

2.   SIGNIFICANT  ACCOUNTING  POLICIES

     (a)  Principles  of  Accounting

          These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include the accounts of the Company and its wholly-owned subsidiary, Aurora Gold Minera o Ltda ("Aurora Gold Mineracao"). Collectively, they are referred to herein as "the Company". Significant inter-company accounts and transactions have been eliminated. Aurora Gold Minera o was incorporated on October 27, 2005.

     (b)  Accounting  Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

     (c)  Cash  Equivalents

          Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. The Company did not have any cash equivalents at December 31, 2005 and 2004.

     (d)  Available-for-Sale  Securities

          The Company's available-for-sale securities consist of shares of common stock of one publicly traded company and are stated at fair value. The cost of these securities is $38,065 at December 31, 2005 and the gross unrealized holding losses of $4,614 is included in accumulated other comprehensive income (loss) at December 31, 2005. Any unrealized holding gains or losses in these securities are included in the determination of accumulated other comprehensive income (loss). If a loss in value in the available-for-sale securities is considered to be other than temporary, it is recognized in the determination of net income. All unrealized holding losses at December 31, 2005 are on securities held less than 12 months. Cost is based on the specific identification method for the individual securities to determine realized gains or losses.

     (e)  Equipment

          Depreciation is based on the estimated useful lives of the assets and is computed using the straight-line method. Equipment is recorded at cost. Depreciation is provided over the following useful lives:

               Computer equipment                2 years
               Office equipment                  5 years
               Telecommunication equipment       5 years

     (f)  Share-Based  Payment

          The Company has adopted the fair value method of accounting for stock-based compensation consistent with Statement of Financial Accounting Standards No. 123 (R) (SFAS 123 (R)), Accounting for Share-based Payment.

     (g)  Advertising  Expenses

          The Company expenses advertising costs as incurred. The Company did not incur any advertising expenses for the years ended December 31, 2005 and 2004.

     (h)  Foreign  Currency  Translations  and  Transactions

          The Company's reporting currency is the U.S. Dollar. Foreign Subsidiaries utilize the function currency applicable to the country in which they operate. The Company translates assets and liabilities of its foreign subsidiaries at the rate of exchange at the balance sheet date. Revenues and expenses are translated at the average rate of exchange throughout the year. Gains or losses from these translations, if significant, are reported as a separate component of other comprehensive income, until all or a part of the investment in the subsidiary is sold or liquidated. Translation adjustments do not recognize the effect of income tax because the Company expects to reinvest the amounts indefinitely in operations.

     (i)  Concentration  of  Credit  Risk

          The Company places its cash and cash equivalents with high credit quality financial institutions. The Company occasionally maintains balances in a financial institution beyond the insured amount. As of December 31, 2005, the Company has deposits in a bank beyond insured limits. As of December 31, 2004, the Company has no deposit in a bank beyond insured limits.

     (j)  Long-Lived  Assets  Impairment

          Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable, in accordance with the Statement of Financial Accounting Standards No. 144 (SFAS 144), Accounting for the Impairment or Disposal of Long-Lived Assets. An impairment loss would be recognized when the carrying amount of an asset exceeds the estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition.

          The amount of the impairment loss to be recorded is calculated by the excess of the asset's carrying value over its fair value. Fair value is generally determined using a discounted cash flow analysis. The Company has not recognized any impairment losses through December 31, 2005.

     (k)  Fair  Value  of  Financial  Instruments  and  Risks

          Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair value.

          The carrying value of cash, receivables, accounts payable and accrued expenses, accounts payable - related party, and loan payable - related party approximate their fair value because of the short-term nature of these instruments. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

          The Company operates outside of the United States of America and is exposed to foreign currency risk due to the fluctuation between the currency in which the Company operates in and the U.S. dollar.

     (l)  Intangible  Assets

          The Company adopted the Statement of Financial Accounting Standards No. 142 (SFAS 142) Goodwill and Other Intangible Assets which requires that goodwill and intangible assets with indefinite life are not amortized but rather tested at least annually for impairment. Intangible assets with a definite life are required to be amortized over its useful life or its estimated useful life.

          The Company does not have any goodwill or intangible assets with indefinite or definite lives.

     (m)  Accounting  for  Derivative  Instruments  and  Hedging  Activities

          The Company has adopted the Statement of Financial Accounting Standards No. 133 (SFAS 133) Accounting for Derivative Instruments and Hedging Activities, which requires companies to recognize all derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

          Historically, the Company has not entered into derivative contracts either to hedge existing risks or for speculative purposes. The Company does not anticipate that the adoption of the statement will have a significant impact on its financial statements.

     (n)  Income  Taxes

          The Company has adopted the Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes, which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement carry amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

     (o)  Earnings  (Loss)  Per  Share

          Earnings (loss) per share is computed by dividing net income or loss available to common stockholders by the weighted average number of common shares outstanding during the year. The Company has adopted Statement of Financial Accounting Standards No. 128 (SFAS 128), Earnings Per Share. Diluted loss per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive securities and is equivalent to basic loss per share for 2005 and 2004 because there is no potentially dilutive securities.

     (p)  Comprehensive  Income

          The Company has adopted the Statement of Financial Accounting Standards No. 130 (SFAS 130), Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Consolidated Statements of Stockholders' Equity (Deficiency). Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners.

     (q)  New  Accounting  Pronouncements

          In  November  2004,  the  FASB  issued  SFAS No. 151, "Inventory Costs
          - an amendment of ARB No. 43, Chapter 4", which is the result of the FASB's project to reduce differences between U.S. and international accounting standards. SFAS No. 151 requires idle facility costs, abnormal freight, handling costs, and amounts of wasted materials (spoilage) be treated as current-period costs. Under this concept, if the costs associated with the actual level of spoilage or production defects are greater than the costs associated with the range of normal spoilage or defects, the difference would be charged to current-period expense, not included in inventory costs. SFAS No. 151 will be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The adoption of SFAS No. 151 will not have a material impact on the Company's financial statements.

          In December 2004, the FASB issued SFAS No. 152, Accounting for Real Estate Time-Sharing Transactions. SFAS No. 152 amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and
          (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. SFAS No. 152 is effective for fiscal years beginning after June 15, 2005. The adoption of SFAS No. 152 will affect the Company's financial statements if it were to issue options.

          In  December  2004,  the  FASB  issued  SFAS  No.  153,  Exchanges  of
          Nonmonetary Assets, an amendment of APB No. 29, Accounting for Nonmonetary Transactions. SFAS No. 153 requires exchanges of productive assets to be accounted for at fair value, rather than at carryover basis, unless (1) neither the asset received nor the asset surrendered has a fair value that is determinable within reasonable limits or (2) the transactions lack commercial substance. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of FASB No. 153 will not have a material impact on the Company's financial statements.

          In December 2004, the FASB issued SFAS No. 123(R), "Accounting for Share-Based Payment". SFAS 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123(R) requires that the fair value of such equity instruments be recognized as expense in the historical financial statements as services are performed. Prior to SFAS 123(R), only certain pro-forma disclosures of fair value were required. SFAS 123(R) shall be effective for the Company as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The Company has adopted this Standard.

          In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections- a replacement of APB Opinion No. 20 and FASB Statement No. 3. SFAS No. 154 replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements-an amendment of APB Opinion No. 3, and changes the requirements for the accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of FASB No. 154 will not have a material impact on the Company's financial statements.

          In May 2005, the FASB issued FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations-an interpretation of FASB Statement No. 143. FASB Interpretation No. 47 clarifies that conditional asset retirement obligations describe a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may not be under the entity's control. FASB Interpretation No. 47 is effective no later than for fiscal years ending after December 15, 2005. The adoption of FASB Interpretation No. 47 will not have a material impact on the Company's financial statements.

3.   MINERAL  PROPERTIES  AND  EXPLORATION  EXPENSES

     BRITISH  COLUMBIA,  CANADA  -  KUMEALON  PROPERTY

     In February 1999, the Company acquired, by staking, a 741 acre limestone property located on the north shore of Kumealon Inlet, southeast of Prince Rupert, British Columbia, Canada. A finder's fee of 25,000 shares of common stock of the Company were issued in connection with these claims.

     In fiscal year 2000, there were no proven mineral reserves discovered and the Company continuously operated with a working capital deficiency. These conditions raised substantial doubt regarding the recovering of the capitalized acquisition cost. Therefore, pursuant to guidance established in Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of", the Company wrote off the capitalized acquisition cost of $23,630 to operations.

     The  Company's  interest  in  this  property  is  still  in  good standing.

     ALASKA,  USA  -  GUNSITE,  LUCKY  SHOT,  ZACKLY  PROPERTIES

     On September 10, 2004, the Company entered into three (3) Binding Letters of Intent ("Letters") whereby the Company was granted options to purchase an interest in three mineral exploration properties located in the State of Alaska. The three mineral exploration properties are the Lucky Shot Property (60% working interest) in the Palmer Recording District, State of Alaska, the Gunsite Property (70% working interest) in the Talkeetna Recording District, State of Alaska and the Zackly Property (70% working interest) in the Talkeetna Recording District, State of Alaska. Upon signing of the Letters, the Company made a cash payment of $5,000 per property (total of $15,000) in accordance with the terms of the Letters.

     In March 2005, the Company decided to terminate all three Letters of Intent and no future obligations remain.

3.   MINERAL  PROPERTIES  AND  EXPLORATION  EXPENSES  (CONTINUED)

     MATO  GROSSO  STATE,  BRAZIL  -  MATUPA  AGREEMENT

     (a)  On February  11,  2005,  the  Company  signed  an  agreement  ("Matupa
          Agreement") with CCO Mineracao Ltda. ("CCO") and Mineracao Bom Futuro Ltda ("Bom Futuro") to purchase a 100% interest in the Matupa Gold Project located in northern Mato Grosso State, Brazil. The Matupa Agreement also covers surface rights access for both exploration and mining activity. The Matupa Agreement called for the Company to pay CCO a total of US$3,350,000 over a five and one-half year period. The Matupa Agreement also covers surface rights access for both exploration and mining activity.

     In accordance with the Matupa Agreement, the Company was required to pay CCO:

          i.   US $20,000  on  signing;
         ii. an additional US $50,000 on the four month anniversary of the Matupa Agreement;
        iii. an additional US $80,000 on the nine month anniversary of the Matupa Agreement;
         iv. an additional US $150,000 on the eighteen month anniversary of the Matupa Agreement; and
          v. additional escalating annual payments until the final US $1,300,000 payment is made on the sixty-sixth month anniversary of the Matupa Agreement.

     On completion of the payment schedule, CCO is entitled to minimum advance royalty payments of US $240,000 per year. CCO will receive a 2.25% net smelter return royalty when the property is in production. The Matupa Agreement can be terminated at any time after a 30-day notice is given.

     (b) In March 2005, the Company signed a Right of First Refusal Agreement ("RFR Agreement") with Neuer Kapital Corp. ("Neuer") whereby the Company granted to Neuer a 60-day First Right of Refusal to purchase all of the Company's interest in the Matupa Gold Project.

     In accordance with the RFR Agreement, upon approval of the Agreement by the TSX Venture Exchange and no later than 10 days after providing the Company with the RFR Exercise Notice, Neuer was required to:

          i.   pay the  Company  US  $50,000;
         ii.   issue to  the  Company  150,000  common  shares  of  Neuer;
        iii. pay to the Company up to US $20,000 of the direct out-of-pocket costs incurred by the Company in connection with the Matupa Agreement;
         iv. pay to the Company all other payments paid by the Company to CCO up to the Closing Date in connection with the Matupa Agreement.

     On May 1, 2005 the Company assigned all of its rights, title and interest in and to the Matupa Agreement to Neuer and received all consideration noted above in full. Within six months following the assignment of its rights to Neuer, Neuer paid the Company an additional US $50,000 and issued the Company an additional 150,000 common shares of Neuer resulting in total consideration received of $218,302 ($100,000 in cash and 300,000 common shares of Neuer valued at fair market value of $118,302). A net gain of $80,237 has been recorded in 2005.

     (c) The Company paid a finders fee of $138,065 ($100,000 in cash and 75,000 common shares of Neuer valued at fair market value of $38,065) with respect to the CCO/Aurora Gold Matupa Agreement to a private United Kingdom citizen.

4.   EQUIPMENT

-------------------------------------------------
                                  2005       2004
-------------------------------------------------
Computer equipment           $  2,508   $  2,508
Office equipment               13,583     13,583
Telecommunication equipment     1,875      1,875
-------------------------------------------------
                               17,966     17,966
Accumulated depreciation      (17,287)   (14,029)
-------------------------------------------------
                             $    679   $  3,937
=================================================

5.   STOCK OPTIONS

     In 1997, the Company's Board of Director approved a stock option plan ("the Plan") to offer an inducement to obtain services of key employees, directors and consultants of the Company. The maximum number of shares issuable under the Plan in any calendar year shall be an amount equal to 15% of the issued and outstanding common stock on January 1 of each year. Under the Plan, the exercise price of an incentive stock option must be at least equal to 100% of the fair market value of the common stock on the date of grant (110% of fair market value in the case of options granted to employees who hold more than 10% of the company's capital stock on the date of grant). The exercise price of a non-qualified stock option must not be less than the par value of a share of the common stock on the date of the grant. The term of an incentive or non-qualified stock option is not to exceed five years.

     There were no stock options granted during the fiscal years 2005 and 2004 and there are no stock options outstanding at December 31, 2005 and 2004.

6.   RELATED  PARTY  TRANSACTIONS

     Related party transactions not disclosed elsewhere in these financial statements:

     a. During the fiscal year 2005, consulting fees of $40,410 (2004 - $60,000) were paid to directors. The transactions were recorded at the exchange amount, being the value established and agreed to by the related parties.

     b. Included in accounts payable - related party at December 31, 2004 is an amount payable to a director of the Company for various expenses incurred on behalf of the Company. No such amount was owed at December 31, 2005.

     c. Loan payable at December 31, 2004 of $39,000 is payable to a director of the Company. The amount is non-interest bearing, unsecured and has no stated terms of repayment. The Company recorded imputed interest of $1,560 in 2004 (2005 - $nil) at an interest rate of 4% per annum. No such amount was owed at December 31, 2005.

7.   NON-CASH  INVESTING  AND  FINANCING  ACTIVITIES

     In 2005, the Company issued 3,684,091 (2004 - Nil) shares of common stock of the Company for settlement of $161,000 of existing liabilities and $1,500 of consulting services incurred in 2005. In 2005, 205,000 shares of common stock of Neuer, acquired as part of the Company's assignment of the rights in the Matupa agreement, were transferred at fair market value to a former director in exchange for services performed in 2005 valued at $33,903.

8.   INCOME  TAXES

     a.   The  Company  has  net  losses for tax purposes totaling approximately
          $3,378,000 which may be applied against future taxable income. Accordingly, there is no tax expense for the years ended December 31, 2005 and 2004. The potential tax benefits arising from these losses have not been recorded in the financial statements. The Company evaluates its valuation allowance requirements on an annual basis based on projected future operations. When circumstances change and this causes a change in management's judgment about the realizability of deferred tax assets, the impact of the change on the valuation allowance is reflected in current operations.

     The  right  to  claim  these  losses  expires  as  follows:

                --------------------------------
                2011                  $  231,000
                2012                     564,000
                2018                     331,000
                2019                     795,000
                2020                     550,000
                2022                     138,000
                2023                      90,000
                2024                     222,000
                2025                     457,000
                --------------------------------
                                      $3,378,000
                ================================

     b. The tax effects of temporary difference that give rise to the Company's deferred tax asset are as follows:

------------------------------------------------
                                2005        2004
------------------------------------------------
Tax loss carryforwards  $ 1,149,000   $ 993,000
Valuation allowance      (1,149,000)   (993,000)
------------------------------------------------
                        $         -   $       -
================================================

     c. The reconciliation of income tax computed at the federal statutory rate to income tax expense is as follows:

---------------------------------------------------------------------------
                                                            2005       2004
---------------------------------------------------------------------------

Tax at statutory rate                                 $(156,000)  $(76,000)
Change in valuation allowance for deferred tax asset    156,000     76,000
---------------------------------------------------------------------------
  Income tax expense                                  $       -   $      -
===========================================================================

9.   SUBSEQUENT  EVENTS

     (a) Subsequent to year-end the company signed five option agreements covering the Nova Porto, Ouro Mil, Santa Isabel, Sao Domingos and Sao Joao projects located in the Municipality of Itaituba, Tapajos gold province, State of Para, Brazil.

          The Novo Porto option agreement allows the Company to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Novo Porto project mineral rights via structured cash payments. The total option agreement payments for the license are structured as follows: December 25, 2005 - USD $2,500; January 15, 2006 - USD $10,000; May 30, 2006 - USD $37,500; May 30,
          2007  -  USD  $50,000;  May 30, 2008 - USD $75,000; May 30, 2009 - USD
          $1,850,000 for a total of USD $2,025,000. Since the agreement was not formally executed until 2006 and the initial payment of $2,500 originally to be due December 25, 2005 was not paid until 2006, no amounts are recorded as liabilities at December 31, 2005. The option agreement can be terminated at any time upon written notice to the vendor and the Company will be free of any and all payment commitments yet to be due.

          The Ouro Mil option agreement allows the Company to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Ouro Mil project mineral rights via structured cash payments. The total option agreement payments for the license are structured as follows: January 20, 2006 - USD $30,000; June 20, 2006 - USD $70,000; June 20, 2007 USD $120,000; June 20, 2008
          - USD $180,000; December 20, 2008 - USD $1,500,000 for a total of USD $1,900,000. The vendor will have a 1.5% Net Smelter Royalty. The Royalty payment can be purchased at any time upon written notice to the vendor and payment in Reals (Brazilian currency) of the equivalent of USD $1,000,000. The option agreement can be terminated at any time upon written notice to the vendor and the Company will be free of any and all payment commitments yet to be due.

          The Santa Isabel option agreement allows the Company to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Santa Isabel project mineral rights via structured cash payments. The total option agreement payments for the license are structured as follows: January 21, 2006 - USD $25,000; July 21, 2006 - USD $60,000; July 21, 2007 - USD $80,000; July 21,
          2008 - USD $100,000; July 21, 2009 - USD $1,500,000 for a total of USD
          $1,765,000. The vendor will have a 1.5% Net Smelter Royalty. The Royalty payment can be purchased at any time upon written notice to the vendor and payment in Reals (Brazilian currency) of the equivalent of USD $1,000,000. The option agreement can be terminated at any time upon written notice to the vendor and the Company will be free of any and all payment commitments yet to be due.

          The Sao Domingos option agreement allows the Company to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Sao Domingos project mineral rights via structured cash payments. The total option agreement payments for the license are structured as follows: January 30, 2006 - USD $31,500; July 30, 2006 - USD $67,500; July 30, 2007 - USD $112,500; July 30,
          2008  -  USD $139,500; December 30, 2008 - USD $675,000 for a total of
          USD $1,026,000. The vendor will have a 2.0% Net Smelter Royalty. The Royalty payment can be purchased at any time upon written notice to the vendor and payment in Reals (Brazilian currency) of the equivalent of USD $500,000. The option agreement can be terminated at any time upon written notice to the vendor and the Company will be free of any and all payment commitments yet to be due.

          The Sao Joao option agreement allows the Company to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Sao Joao project mineral rights via structured cash payments. The total option agreement payments for the license are structured as follows: April 12, 2006 - USD $20,000; September 12, 2006 - USD $25,000; September 12, 2007 - USD $60,000; September 12,
          2008 - USD $80,000; September 12, 2009 - USD $1,250,000 for a total of
          USD $1,435,000. The vendor will have a 1.5% Net Smelter Royalty. The Royalty payment can be purchased at any time upon written notice to the vendor and payment in Reals (Brazilian currency) of the equivalent of USD $1,000,000. The option agreement can be terminated at any time upon written notice to the vendor and the Company will be free of any and all payment commitments yet to be due.

     (b) In February 2006, 8,000,000 common shares of the Company were issued at $0.50 per share for cash proceeds of $4,000,000.

                             AURORA GOLD CORPORATION
                        (An exploration stage enterprise)
                              Financial Statements
                           (EXPRESSED IN U.S. DOLLARS)
                           December 31, 2004 and 2003

INDEX
-----
Report of Independent Registered Public Accounting Firm   F-34

Balance Sheets                                            F-35

Statements of Stockholders' Equity (Deficiency)           F-36

Statements of Operations                                  F-37

Statements of Cash Flows                                  F-38

Notes to Financial Statements                             F-39

   MOORE STEPHENS
  ELLIS FOSTER LTD.
CHARTERED ACCOUNTANTS

1650 West 1st Avenue
Vancouver, BC  Canada   V6J 1G1
Telephone:  (604) 737-8117  Facsimile: (604) 714-5916
Website:   www.ellisfoster.com
           -------------------
--------------------------------------------------------------------------------


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


TO  THE  BOARD  OF  DIRECTORS  AND  STOCKHOLDERS

AURORA  GOLD  CORPORATION
(An  exploration  stage  enterprise)


We have audited the balance sheets of AURORA GOLD CORPORATION (An exploration stage enterprise) ("the Company") as at December 31, 2004 and 2003, the statements of stockholders' equity (deficiency) for the years ended December 31, 2004 and 2003, and the statements of operations and cash flows for the years ended December 31, 2004 and 2003 and from October 10, 1995 (inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2004 and 2003 and the results of their operations and their cash flows for the years ended December 31, 2004 and 2003 and from October 10, 1995 (inception) to December 31, 2004 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Vancouver,  Canada                     "MOORE STEPHENS ELLIS FOSTER LTD."
March  15,  2005
                                              Chartered  Accountants

AURORA GOLD CORPORATION
(An exploration stage enterprise)

Balance Sheets
December 31, 2004 and 2003
(EXPRESSED IN U.S. DOLLARS)
============================================================================================
                                                                          2004          2003
--------------------------------------------------------------------------------------------
ASSETS

CURRENT
  Cash                                                            $     1,275   $    15,327
  Receivables                                                             200         2,196
--------------------------------------------------------------------------------------------

TOTAL CURRENT ASSETS                                                    1,475        17,523

MINERAL PROPERTIES (Note 3)                                                 -             -

EQUIPMENT(Note 4)                                                       3,937         5,095
--------------------------------------------------------------------------------------------

TOTAL ASSETS                                                      $     5,412   $    22,618
============================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

LIABILITIES

CURRENT
  Accounts payable and accrued liabilities                        $    29,354   $     7,799
  Accounts payable - related party (Note 6)                           121,942             -
  Loan payable - related party (Note 6)                                39,000             -
--------------------------------------------------------------------------------------------

TOTAL LIABILITIES                                                     190,296         7,799
--------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY (DEFICIENCY)

SHARE CAPITAL
  Authorized:
    50,000,000 common shares, with par value of $0.001 per share
  Issued:
    19,534,431 (2003 - 19,434,431) common shares                       19,534        19,434

ADDITIONAL PAID-IN CAPITAL                                          3,786,321     3,762,361

ACCUMULATED (DEFICIT)                                              (3,990,739)   (3,766,976)
--------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY (DEFICIENCY)                                    (184,884)       14,819
--------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)           $     5,412   $    22,618
============================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

AURORA GOLD CORPORATION
(An exploration stage enterprise)

Statements of Stockholders' Equity (Deficiency)
Years Ended December 2004 and 2003
(EXPRESSED IN U.S. DOLLARS)
=================================================================================================================================
                                                                                                                            Total
                                                                                                        Accumulated        stock-
                                        Common Stock       Additional       Compre-                           other      holders'
                                  -----------------------     paid-in       hensive    Accumulated    comprehensive        equity
                                         Shares    Amount     capital        (loss)   (deficiency)    income (loss)  (deficiency)
---------------------------------------------------------------------------------------------------------------------------------
BALANCE, December 31, 2002          16,581,981   $ 16,582  $3,622,655                $(3,670,572)   $            -   $   (31,335)

Issuance of common stock for
   - settlement of indebtedness      2,752,450      2,752     114,806            -              -                -       117,558

   - for cash in December 2003
     at $0.25 per share                100,000        100      24,900            -              -                -        25,000

Net (loss) for the period                    -          -           -      (96,404)       (96,404)               -       (96,404)
---------------------------------------------------------------------------------------------------------------------------------

Total comprehensive (loss)                                             $   (96,404)
                                                                       ============
                                                                                                                               -
BALANCE, December 31, 2003          19,434,431     19,434  $3,762,361                $(3,766,976)   $            -    $   14,819

Issuance of common stock for
   - for cash in January 2004
     at $0.25 per share,
     less issuance costs               100,000        100      22,400            -              -                -        22,500

Imputed interest                             -          -       1,560            -              -                -         1,560

Net (loss) for the period                    -          -           -     (223,763)      (223,763)               -      (223,763)
---------------------------------------------------------------------------------------------------------------------------------

Total comprehensive (loss)                                             $  (223,763)
                                                                       ============
                                                                                                                               -
BALANCE, December 31, 2004          19,534,431   $ 19,534  $3,786,321                $(3,990,739)  $          -   $     (184,884)
=====================================================================                ============================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

AURORA GOLD CORPORATION
(An exploration stage enterprise)

Statements of Operations
(EXPRESSED IN U.S. DOLLARS)
===============================================================================================
                                                       Cumulative
                                                        October 10           Year          Year
                                                  1995 (inception)          Ended         Ended
                                                    to December 31    December 31   December 31
                                                              2004           2004          2003
-----------------------------------------------------------------------------------------------
GENERAL AND ADMINISTRATIVE EXPENSES
  Administrative and general                         $    692,066   $     32,979   $    36,422
  Depreciation and amortization                            51,016          3,666         3,092
  Imputed interest on loan payable - related party          1,560          1,560             -
  Interest, bank charges and
    foreign exchange loss (gain)                           43,107            851          (677)
  Professional fees - accounting and legal                365,797         12,062         6,700
  Property search and negotiation                         185,401         52,563        49,277
  Salaries and consulting fees                            914,097         60,000             -
-----------------------------------------------------------------------------------------------

                                                        2,253,044        163,681        94,814

EXPLORATION EXPENSES                                    1,462,456         60,082         1,595

WRITE-OFF OF MINERAL PROPERTY COSTS                       172,981              -             -
-----------------------------------------------------------------------------------------------

                                                        3,888,481        223,763        96,409
-----------------------------------------------------------------------------------------------

OTHER INCOME (LOSS)
  Gain on disposition of subsidiary                       216,474              -             -
  Interest income                                          22,353              -             5
  (Loss) on sale of investments                           (24,487)             -             -
Operating (loss) of Spun-off operations                  (316,598)             -             -
-----------------------------------------------------------------------------------------------

                                                         (102,258)             -             5
-----------------------------------------------------------------------------------------------

NET (LOSS) FOR THE PERIOD                            $ (3,990,739)  $   (223,763)  $   (96,404)
===============================================================================================

EARNINGS (LOSS) PER SHARE
-basic and diluted                                                  $      (0.01)  $     (0.01)
===============================================================================================

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING
  - basic and diluted                                                 19,526,486    17,861,583
===============================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

AURORA GOLD CORPORATION
(An exploration stage enterprise)

Statements of Cash Flows
(EXPRESSED IN U.S. DOLLARS)
=================================================================================================
                                                           Cumulative
                                                           October 10           Year         Year
                                                     1995 (inception)          Ended        Ended
                                                       to December 31    December 31  December 31
                                                                 2004           2004         2003
-------------------------------------------------------------------------------------------------
CASH FLOWS FROM (USED IN)
  OPERATING ACTIVITIES
  Net (loss) for the period                             $ (3,990,739)  $   (223,763)    $(96,404)
  Adjustments to reconcile net loss to
    Net cash used in operating activities:
    - depreciation and amortization                           51,016          3,666        3,092
    - compensation on stock options                          720,500              -            -
    - expenses satisfied with common stocks                  497,300              -       80,222
    - imputed interest on loan payable - relate party          1,560          1,560            -
    - write-off of mineral property costs                    172,981              -            -
    - adjustment for spin-off of Aurora Metals
        (BVI) Limited                                        316,498              -            -
    - loss on sale of investments (Note 3)                    24,487              -            -
  Changes in assets and liabilities:
    - (increase) in receivables                             (207,178)         1,996         (345)
    - increase in accounts payable                           569,453        143,497        2,775
-------------------------------------------------------------------------------------------------

NET CASH FLOW USED IN OPERATING ACTIVITIES                (1,844,122)       (73,044)     (10,660)
-------------------------------------------------------------------------------------------------

CASH FLOWS FROM (USED IN)
  INVESTING ACTIVITIES
  Purchase of equipment                                      (57,891)        (2,508)           -
  Proceeds on disposal of equipment                           14,449              -            -
  Acquisition of mineral property costs                     (172,981)             -            -
  Payment for incorporation cost                             (11,511)             -            -
-------------------------------------------------------------------------------------------------

NET CASH FLOW USED IN INVESTING ACTIVITIES                  (227,934)        (2,508)           -
-------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock,
    less issuance costs                                    2,002,339         22,500       25,000
  Loan proceeds from related party                            39,000         39,000            -
  Loan proceeds                                               31,992              -            -
-------------------------------------------------------------------------------------------------

NET CASH FLOW PROVIDED BY FINANCING ACTIVITIES             2,073,331         61,500       25,000
-------------------------------------------------------------------------------------------------

INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                                             1,275        (14,052)      14,340

CASH AND CASH EQUIVALENTS,
  beginning of period                                              -         15,327          987
-------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS,
  end of period                                         $      1,275   $      1,275   $   15,327
=================================================================================================

SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid in cash                                                $          -   $        -
  Income taxes paid in cash                                            $          -   $        -
=================================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

AURORA GOLD CORPORATION
(AN EXPLORATION STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(EXPRESSED IN U.S. DOLLARS)
-------------------------------------------------------------------------------

                            NOTES TO FINANCIAL STATEMENTS

1.   NATURE  OF  BUSINESS  AND  CONTINUANCE  OF  OPERATIONS

     The Company was formed on October 10, 1995 under the laws of the State of Delaware and is in the business of location, acquisition, exploration and, if warranted, development of mineral properties. The Company has not yet determined whether its properties contain mineral reserves that may be economically recoverable.

     These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The general business strategy of the Company is to acquire mineral properties either directly or through the acquisition of operating entities. The Company has incurred recurring operating losses and requires additional funds to meet its obligations and maintain its operations. Management's plans in this regard are to raise equity financing as required.

     These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from this uncertainty.

     The  Company  has  not  generated  any  operating  revenues  to  date.

2.   SIGNIFICANT  ACCOUNTING  POLICIES

     (a)  Principles  of  Accounting

          These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

     (b)  Accounting  Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

     (c)  Cash  Equivalents

          Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. The Company did not have any cash equivalents as at December 31, 2004 and 2003.

AURORA GOLD CORPORATION
(AN EXPLORATION STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(EXPRESSED IN U.S. DOLLARS)
-------------------------------------------------------------------------------

2.   SIGNIFICANT  ACCOUNTING  POLICIES  (continued)

     (d)  Equipment

          Depreciation is based on the estimated useful lives of the assets and is computed using the straight-line method. Equipment is recorded at cost. Depreciation is provided over the following useful lives:

               Computer equipment                2 years
               Office equipment                  5 years
               Telecommunication equipment       5 years

     (e)  Stock-Based  Compensation

          The Company has adopted the fair value method of accounting for stock-based compensation as recommended by the Statement of Financial Accounting Standards No. 123 (SFAS 123), Accounting for Stock-based Compensation.

     (f)  Advertising  Expenses

          The Company expenses advertising costs as incurred. The Company did not incur any advertising expenses for the years ended December 31, 2004 and 2003.

     (g)  Foreign  Currency  Transactions

          The Company is located and operates outside of the United States of America. It maintains its accounting records in U.S. dollars, as follows:

          At the transaction date, each asset, liability, revenue and expense is translated into U.S. dollars by the use of the exchange rate in effect at that date. At the period end, monetary assets and liabilities are translated into U.S. dollars by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

     (h)  Concentration  of  Credit  Risk

          The Company places its cash and cash equivalents with high credit quality financial institutions. The Company rarely maintains balances in a financial institution beyond the insured amount. As of December 31, 2004 and 2003, the Company has no deposit in a bank beyond insured limits.

AURORA GOLD CORPORATION
(AN EXPLORATION STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(EXPRESSED IN U.S. DOLLARS)
-------------------------------------------------------------------------------

2.   SIGNIFICANT  ACCOUNTING  POLICIES  (continued)

     (i)  Long-Lived  Assets  Impairment

          Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable, in accordance with the Statement of Financial Accounting Standards No. 144 (SFAS 144), Accounting for the Impairment or Disposal of Long-Lived Assets. An impairment loss would be recognized when the carrying amount of an asset exceeds the estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition. The amount of the impairment loss to be recorded is calculated by the excess of the asset's carrying value over its fair value. Fair value is generally determined using a discounted cash flow analysis.

     (j)  Fair  Value  of  Financial  Instruments

          Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgement, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair value.

          The carrying value of cash, receivables, accounts payable and accrued liabilities, accounts payable - related party, and loan payable - related party approximate their fair value because of the short-term nature of these instruments. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

          The Company operates outside of the United States of America and is exposed to foreign currency risk due to the fluctuation between the currency in which the Company operates in and the U.S. dollar.

     (k)  Intangible  Assets

          The Company adopted the Statement of Financial Accounting Standards No. 142 (SFAS 142) Goodwill and Other Intangible Assets which requires that goodwill and intangible assets with indefinite life are not amortized but rather tested at least annually for impairment. Intangible assets with a definite life are required to be amortized over its useful life or its estimated useful life.

          The Company does not have any goodwill or intangible assets with indefinite or definite life.

AURORA GOLD CORPORATION
(AN EXPLORATION STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(EXPRESSED IN U.S. DOLLARS)
-------------------------------------------------------------------------------

2.   SIGNIFICANT  ACCOUNTING  POLICIES  (continued)

     (l)  Accounting  for  Derivative  Instruments  and  Hedging  Activities

          The Company has adopted the Statement of Financial Accounting Standards No. 133 (SFAS 133) Accounting for Derivative Instruments and Hedging Activities, which requires companies to recognize all derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

          Historically, the Company has not entered into derivative contracts either to hedge existing risks or for speculative purposes. The Company does not anticipate that the adoption of the statement will have a significant impact on its financial statements.

     (m)  Income  Taxes

          The Company has adopted the Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for income Taxes, which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement carry amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

     (n)  Earnings  (Loss)  Per  Share

          Earnings (loss) per share is computed using the weighted average number of shares outstanding during the year. The Company has adopted Statement of Financial Accounting Standards No. 128 (SFAS 128), Earnings Per Share. Diluted loss per share is equivalent to basic loss per share because there is no potential dilutive securities.

AURORA GOLD CORPORATION
(AN EXPLORATION STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(EXPRESSED IN U.S. DOLLARS)
-------------------------------------------------------------------------------

2.   SIGNIFICANT ACCOUNTING POLICIES   (continued)

     (o)  Comprehensive  Income

          The Company has adopted the Statement of Financial Accounting Standards No. 130 (SFAS 130), Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' Equity (Deficiency). Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners.

     (p)  New  Accounting  Pronouncements

          In  November  2004,  the  FASB  issued  SFAS No. 151, "Inventory Costs
          - an amendment of ARB No. 43, Chapter 4", which is the result of the FASB's project to reduce differences between U.S. and international accounting standards. SFAS No. 151 requires idle facility costs, abnormal freight, handling costs, and amounts of wasted materials (spoilage) be treated as current-period costs. Under this concept, if the costs associated with the actual level of spoilage or production defects are greater than the costs associated with the range of normal spoilage or defects, the difference would be charged to current-period expense, not included in inventory costs. SFAS No. 151 will be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The adoption of SFAS No. 151 will not have a material impact on the Company's financial statements.

          In  December  2004,  the  FASB  issued  SFAS  No.  153,  Exchanges  of
          Nonmonetary Assets, an amendment of APB No. 29, Accounting for Nonmonetary Transactions. SFAS No. 153 requires exchanges of productive assets to be accounted for at fair value, rather than at carryover basis, unless (1) neither the asset received nor the asset surrendered has a fair value that is determinable within reasonable limits or (2) the transactions lack commercial substance. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of FASB No. 153 will not have a material impact on the Company's financial statements.

AURORA GOLD CORPORATION
(AN EXPLORATION STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(EXPRESSED IN U.S. DOLLARS)
-------------------------------------------------------------------------------

2.   SIGNIFICANT  ACCOUNTING  POLICIES  (continued)

     (p)  New  Accounting  Pronouncements  (continued)

          In December 2004, the FASB issued SFAS No. 123(R), "Accounting for Stock-Based Compensation". SFAS 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123(R) requires that the fair value of such equity instruments be recognized as expense in the historical financial statements as services are performed. Prior to SFAS 123(R), only certain pro-forma disclosures of fair value were required. SFAS 123(R) shall be effective for the Company as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The adoption of FASB No. 123(R), will not have a material impact on the Company's financial statements.

3.   MINERAL  PROPERTIES  AND  EXPLORATION  EXPENSES

     BRITISH  COLUMBIA,  CANADA  -  KUMEALON  PROPERTY

     In February 1999, the Company acquired, by staking, a 741 acre limestone property located on the north shore of Kumealon Inlet, southeast of Prince Rupert, British Columbia, Canada. A finder's fee of 25,000 shares of common stock was paid in connection with these claims.

     In fiscal year 2000, there were no proven mineral reserves discovered and the Company continuously operated with a working capital deficiency. These conditions raised substantial doubt regarding the recovering of the capitalized acquisition cost. Therefore, pursuant to guidance established in Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-live Assets and for Long-lived Assets to be Disposed of", the Company wrote off the capitalized acquisition cost of $23,630 to operations.

     The  Company's  interest  in  this  property  is  still  in  good standing.

     ALASKA,  USA  -  GUNSITE,  LUCKY  SHOT,  ZACKLY  PROPERTIES

     On September 10, 2004, the Company entered into three (3) Binding Letters of Intent ("Letters") whereby the Company was granted options to purchase an interest in three mineral exploration properties located in the State of Alaska. The three mineral exploration properties are the Lucky Shot Property (60% working interest) in the Palmer Recording District, State of Alaska, the Gunsite Property (70% working interest) in the Talkeetna Recording District, State of Alaska and the Zackly Property (70% working interest) in the Talkeetna Recording District, State of Alaska. Upon signing of the Letters, the Company made a cash payment of $5,000 per property (total of $15,000) in accordance with the terms of the Letters.

     In March 2005, the Company decided to terminate all three Letters of Intent.

AURORA GOLD CORPORATION
(AN EXPLORATION STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(EXPRESSED IN U.S. DOLLARS)
-------------------------------------------------------------------------------

4.   EQUIPMENT

-------------------------------------------------
                                  2004       2003
-------------------------------------------------

Computer equipment           $ 17,633   $ 15,125
Office equipment               13,583     13,583
Telecommunication equipment     1,875      1,875
-------------------------------------------------
                               33,091     30,583
Accumulated depreciation      (29,154)   (25,488)
-------------------------------------------------
                             $  3,937   $  5,095
=================================================

5.   STOCK OPTIONS

     In 1997, the Company's Board of Director approved a stock options plan ("the Plan") to offer an inducement to obtain services of key employees, directors and consultants of the Company. The maximum number of shares issuable under the Plan in any calendar year shall be an amount equal to 15% of the issued and outstanding common stock on January 1 of each year. Under the Plan, the exercise price of an incentive stock option must be at least equal to 100% of the fair market value of the common stock on the date of grant (110% of fair market value in the case of options granted to employees who hold more than 10% of the company's capital stock on the date of grant). The exercise price of a non-qualified stock option must not be less than the par value of a share of the common stock on the date of the grant. The term of an incentive or non-qualified stock option is not to exceed five years.

     There  were no stock options granted during the fiscal years 2004 and 2003.


6.   RELATED  PARTY  TRANSACTIONS

     Related party transactions not disclosed elsewhere in these financial statements:

     (a) During the fiscal year 2004, salaries and consulting fees of $60,000 (2003 - Nil) were paid to a director. This transaction was recorded at the exchange amount, being the value established and agreed to by the related parties. As at December 31, 2004, the amount is included in Accounts payable - related party.

     (b) Included in accounts payable - related party as at December 31, 2004 is an amount payable to a director of the Company for various expenses incurred on behalf of the Company.

     (c) Loan payable as at December 31, 2004 of $39,000 is payable to a director of the Company. The amount is non-interest bearing, unsecured and has no stated terms of repayment. The Company recorded imputed interest of $1,560 (2003 - $nil) at an interest rate of 4% per annum.

AURORA GOLD CORPORATION
(AN EXPLORATION STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(EXPRESSED IN U.S. DOLLARS)
-------------------------------------------------------------------------------

7.   NON-CASH  INVESTING  AND  FINANCING  ACTIVITIES

     In fiscal year 2003, the Company issued 746,750 shares of common stock for settlement of $37,336 of debt incurred in 2002 and 2,005,700 shares for payment of $80,222 of expenses incurred in 2003.

8.   INCOME  TAXES

     (a) The Company has net losses for tax purposes totalling approximately $2,921,000 which may be applied against future taxable income. Accordingly, there is no tax expense for the years ended December 31, 2004 and 2003. The potential tax benefits arising from these losses have not been recorded in the financial statements. The Company evaluates its valuation allowance requirements on an annual basis based on projected future operations. When circumstances change and this causes a change in management's judgment about the realizability of deferred tax assets, the impact of the change on the valuation allowance is reflected in current operations.

     The  right  to  claim  these  losses  expires  as  follows:

         -----------------------------
         2011                 $231,000
         2012                  564,000
         2018                  331,000
         2019                  795,000
         2020                  550,000
         2022                  138,000
         2023                   90,000
         2024                  222,000
         -----------------------------
                             2,921,000
         =============================

     (b) The tax effects of temporary difference that give rise to the Company's deferred tax asset are as follows:

----------------------------------------------
                              2004        2003
----------------------------------------------
Tax loss carryforwards  $ 993,000   $ 917,000
Valuation allowance      (993,000)   (917,000)
----------------------------------------------
                        $       -   $       -
==============================================

9.   SUBSEQUENT  EVENTS

     (a) In March 2005, the Company signed an agreement ("Matupa Agreement") with CCO Mineracao Ltda. ("CCO") of Belo Horizonte, Minas Gerais, Brazil to purchase a 100% interest in the Matupa Gold Project located in northern Mato Grosso State, Brazil. The Matupa Agreement also covers surface rights access for both exploration and mining activity. The Matupa Agreement calls for the Company to pay CCO a total of US$3,350,000 over a five and one-half year

AURORA GOLD CORPORATION
(AN EXPLORATION STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
(EXPRESSED IN U.S. DOLLARS)
-------------------------------------------------------------------------------

9.   SUBSEQUENT  EVENTS  (continued)

          period. The Matupa Agreement also covers surface rights access for both exploration and mining activity.

          In accordance with the Matupa Agreement, the Company is required to pay CCO:

               v.    US $20,000  on  signing;
              vi. an additional US $50,000 on the four month anniversary of the Matupa Agreement;
             vii. an additional US $80,000 on the nine month anniversary of the Matupa Agreement;
            viii. an additional US $150,000 on the eighteen month anniversary of the Matupa Agreement; and
              ix. additional escalating annual payments until the final US $1,300,000 payment is made on the sixty-sixth month anniversary of the Matupa Agreement.

          On completion of the payment schedule, CCO is entitled to a minimum advance royalty payments of US $240,000 per year. CCO will receive a 2.25% net smelter return royalty when the property is in production. The Matupa Agreement can be terminated at any time after a 30-day notice is given.

     (b) In March 2005, The Company signed a Right of First Refusal Agreement ("RFR Agreement") with Neuer Kapital Corp. ("Neuer") whereby the Company has granted to Neuer a 60-day First Right of Refusal to purchase all of the Company's interest in the Matupa Gold Project.

          In accordance with the RFR Agreement, upon approval of the Agreement by the TSX Venture Exchange and no later than 10 days after providing Aurora with the RFR Exercise Notice, Neuer is required to:

               x.    pay the  Company  US  $50,000;
              xi.    issue to  the  Company  150,000  common  shares  of Neuer;
             xii. pay to the Company up to US $20,000 of the direct out-of-pocket costs incurred by the Company in connection with the Matupa Agreement;
            xiii. pay to the Company all other payments paid by the Company to CCO up to the Closing Date in connection with the Matupa Agreement.
               On the Closing Date, the Company will assign all of its rights, title and interest in and to the Matupa Agreement to Neuer. Within six months following the Closing Date, Neuer has agreed to pay to Aurora Gold an additional US $50,000 and issue an additional 150,000 common shares of Neuer.

     (c) The Company will pay a finders fee with respect to the CCO/Aurora Matupa Agreement to a private United Kingdom citizen.

     (d)  See  Note  3.

10.  CUMULATIVE  FIGURES

     Certain 2003 cumulative figures have been reclassified to conform with the financial statement presentation adopted for 2004.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 ("Section 145") of the Delaware General Corporation Law, as amended (the "DGCL"), permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of this offering, all of which are to be paid by the registrant, are as follows:

---------------------------------------------------------------
U.S. Securities & Exchange Commission Registration Fee  $   856
------------------------------------------------------  -------
Accounting Fees and Expenses                            $ 2,500
------------------------------------------------------  -------
Legal Fees and Expenses                                 $25,000
------------------------------------------------------  -------
Transfer Agent Fees                                     $   500
------------------------------------------------------  -------
Miscellaneous Expenses                                  $ 6,054
======================================================  =======
TOTAL                                                   $34,910
---------------------------------------------------------------

The foregoing amounts are only estimates; actual expenditures may be more or less.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     During the past three years, we have offered and sold the following shares of common stock which were not registered under the Securities Act of 1933, as amended.

     During Fiscal 2002, 3,708,038 common shares were issued at prices ranging from $0.05 to $0.15 per share to settle debts of $355,200. The shares were issued to a former director, David Jenkins, and a corporation controlled by David Jenkins, both of whom reside outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

     During Fiscal 2003, 2,752,450 common shares were issued at prices ranging from $0.04 to $0.05 per share to settle debts of $117,558. The shares were
issued to a former director, David Jenkins,   who resides outside the United
States (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

     In December 2003, 100,000 common shares were issued at $0.25 per share for
cash proceeds of $25,000.   The shares were issued to an individual who resides
outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

     In January 2004, 100,000 common shares were issued at $0.25 per share for cash proceeds of $25,000. The shares were issued to an individual who resides outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

     In June 2005, 3,659,091 common shares were issued at $0.04 per share to settle debts of $161,000. The shares were issued to a former director, David Jenkins, who resides outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

     In June 2005, 25,000 common shares were issued at $0.06 per share to settle debts of $1,500. The shares were issued to an individual who resides outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

     In July 2005, 13,000,000 common shares were issued at $0.05 per share for cash proceeds of $650,000. The shares were issued to individuals and companies who reside outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder). Mr. Klaus Eckhof, one of our directors, purchased 3,500,000 shares.

     In February 2006, 8,000,000 common shares were issued at $0.50 per share for net cash proceeds of $3,900,000. The shares were issued to individuals and companies who reside outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

ITEM  27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following Exhibits are attached hereto:

EXHIBIT     DESCRIPTION OF EXHIBIT AND FILING REFERENCE NUMBER

3.1.1 Certificate of Incorporation incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998 (SEC File No. 000-24393 98720970). *

3.1.2 Certificate of Amendment to the Certificate of Incorporation incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998 (SEC File No. 000-24393 98720970). *

3.1.3 Certificate of Restoration and Renewal of Certificate of Incorporation incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998 (SEC File No. 000-24393 98720970). *

3.2.1 By-laws incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998 (SEC File No. 000-24393 98720970). *

3.2.2 Amended and Restated By-laws incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998 (SEC File No. 000-24393 98720970). *

5.1 Opinion of Sierchio Greco & Greco, LLP, regarding the legality of the securities being registered.

10.1.1 Consulting Agreement between Hans W. Biener of SupplyConsult GbR and Aurora Gold Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300). *

10.1.2 Confidentiality Agreement between Hans W. Biener of SupplyConsult GbR and Aurora Gold Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300). *

10.2.1 Assignment of Novo Porto and Santa Clara Memorandum of Understanding to Aurora Gold Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300). *

10.2.2 Novo Porto Memorandum of Understanding Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300). *

10.2.3. Declaration of Translator for translation of Porto Novo Memorandum of Understanding from Portuguese to English Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300). *

10.2.4 Novo Porto Option Agreement incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925). *

10.2.5 Declaration of Translator for translation of Novo Porto Option Agreement from Portuguese to English Corporation incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925). *

10.2.6 Santa Clara Memorandum of Understanding incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300). *

10.2.7 Declaration of Translator for translation of Santa Clara Memorandum of Understanding from Portuguese to English Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300). *

10.3.1 Assignment of Ouro Mil Memorandum of Understanding to Aurora Gold Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300). *

10.3.2 Ouro Mil Memorandum of Understanding Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300). *

10.3.3 Declaration of Translator for translation of Ouro Mil Memorandum of Understanding from Portuguese to English Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300). *

10.3.4 Ouro Mil Option Agreement incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925). *

10.3.5 Declaration of Translator for translation of Ouro Mil Option Agreement from Portuguese to English incorporated by reference to the Form 10-KSB filed on March 28, 2006
          (SEC File No. 000-24393-06715925).*

10.4.1 Assignment of Sao Domingo Memorandum of Understanding to Aurora Gold Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300).*

10.4.2 Sao Domingo Memorandum of Understanding Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300). *

10.4.3 Declaration of Translator for translation of Sao Domingo Memorandum of Understanding from Portuguese to English incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300). *

10.4.4 Sao Domingos Option Agreement incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925). *

10.4.5 Declaration of Translator for translation of Sao Domingos Option Agreement from Portuguese to English incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).
          *

10.5.1 Santa Isabel Option Agreement incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925). *

10.5.2 Declaration of Translator for translation of Santa Isabel Option Agreement from Portuguese to English incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).
          *

10.6.1 Sao Joao Option Agreement incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925). *

10.6.2 Declaration of Translator for translation of Sao Joao Option Agreement from Portuguese to English incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925). *

10.7.1 Piranhas Memorandum of Understanding incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).
          *

10.7.2 Declaration of Translator for translation of Piranhas Memorandum of Understanding from Portuguese to English incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No.
          000-24393-06715925). *

10.8.1 Branca de Neve Memorandum of Understanding incorporated by reference to the Form 10-QSB filed on July 26, 2006 (SEC File No.
          000-24393-06981489). *

10.8.2 Declaration of Translator for translation of Branca de Neve Memorandum of Understanding from Portuguese to English incorporated by reference to the Form 10-QSB filed on July 26, 2006 (SEC File No.
          000-24393-06981489). *

10.9.1 Bigode Memorandum of Understanding incorporated by reference to the Form 10-QSB filed on July 26, 2006 (SEC File No. 000-24393-06981489).
          *

10.9.2 Declaration of Translator for translation of Bigode Memorandum of Understanding from Portuguese to English incorporated by reference to the Form 10-QSB filed on July 26, 2006 (SEC File No.
          000-24393-06981489). *

10.10.1 Santa Lucia Memorandum of Understanding incorporated by reference to the Form 10-QSB filed on July 26, 2006 (SEC File No.
          000-24393-06981489). *

10.10.2 Declaration of Translator for translation of Santa Lucia Memorandum of Understanding from Portuguese to English incorporated by reference to the Form 10-QSB filed on July 26, 2006 (SEC File No.
          000-24393-06981489). *

23.1      Consent of Sierchio Greco & Greco, LLP (included in Exhibit 5.1)

23.2      Consent of Peterson Sullivan PLLC

23.3      Consent of Moore Stephens Ellis Foster Ltd.

* Previously Filed

ITEM  28.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) For purposes of determining liability under the Securities Act of 1933 to any purchaser:

     (i) if the registrant is relying Rule 430B,

     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

     (B)     Each prospectus required to be filed pursuant to Rule 424(b)(2),
(b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer, and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

     (ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other that prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (5) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
    (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
    (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
    (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 24 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, on the July 27, 2006.

Name                              Title                      Date
/s/ "CAMERON RICHARDSON"          Director and Principal     July 27, 2006
------------------------          Accounting Officer
CAMERON RICHARDSON

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

-----------------------------------------------------------------------
Name                            Title               Date
------------------------------  ------------------  -------------------
By: /s/ "KLAUS ECKHOF"          Director            July 27, 2006
-----------------------------
KLAUS ECKHOF

-----------------------------  -------------------  -------------------
By: /s/ ANTONIO G. CACACE       Director            July 27, 2006
-----------------------------
ANTONIO G. CACACE

-----------------------------------------------------------------------

                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints A. Cameron Richardson, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

-----------------------------------------------------------------------
/s/"KLAUS ECKHOF"              Director             July 27, 2006
-----------------------------
KLAUS ECKHOF

-----------------------------  -------------------  -------------------
/s/"ANTONIO G. CACACE"         Director             July 27, 2006
----------------------
ANTONIO G. CACACE

-----------------------------------------------------------------------

                             AURORA GOLD CORPORATION
                       REGISTRATION STATEMENT ON FORM SB-2
                                FILE NO 333-[-].
                                INDEX TO EXHIBITS
--------------------------------------------------------------------------------

3.1.1 Certificate of Incorporation incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998 (SEC File No. 000-24393 98720970). *

3.1.2 Certificate of Amendment to the Certificate of Incorporation incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998 (SEC File No. 000-24393 98720970). *

3.1.3 Certificate of Restoration and Renewal of Certificate of Incorporation incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998 (SEC File No. 000-24393 98720970). *

3.2.1 By-laws incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998 (SEC File No. 000-24393 98720970). *

3.2.2 Amended and Restated By-laws incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998 (SEC File No. 000-24393 98720970). *

5.1 Opinion of Sierchio Greco & Greco, LLP, regarding the legality of the securities being registered.

10.1.1 Consulting Agreement between Hans W. Biener of SupplyConsult GbR and Aurora Gold Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300). *

10.1.2 Confidentiality Agreement between Hans W. Biener of SupplyConsult GbR and Aurora Gold Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300). *

10.2.1 Assignment of Novo Porto and Santa Clara Memorandum of Understanding to Aurora Gold Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300). *

10.2.2 Novo Porto Memorandum of Understanding Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300). *

10.2.3. Declaration of Translator for translation of Porto Novo Memorandum of Understanding from Portuguese to English Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300). *

10.2.4 Novo Porto Option Agreement incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925). *

10.2.5 Declaration of Translator for translation of Novo Porto Option Agreement from Portuguese to English Corporation incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925). *

10.2.6 Santa Clara Memorandum of Understanding incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300). *

10.2.7 Declaration of Translator for translation of Santa Clara Memorandum of Understanding from Portuguese to English Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300). *

10.3.1 Assignment of Ouro Mil Memorandum of Understanding to Aurora Gold Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300). *

10.3.2 Ouro Mil Memorandum of Understanding Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300). *

10.3.3 Declaration of Translator for translation of Ouro Mil Memorandum of Understanding from Portuguese to English Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300). *

10.3.4 Ouro Mil Option Agreement incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925). *

10.3.5 Declaration of Translator for translation of Ouro Mil Option Agreement from Portuguese to English incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No.
          000-24393-06715925).*

10.4.1 Assignment of Sao Domingo Memorandum of Understanding to Aurora Gold Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300).*

10.4.2 Sao Domingo Memorandum of Understanding Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300). *

10.4.3 Declaration of Translator for translation of Sao Domingo Memorandum of Understanding from Portuguese to English incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300). *

10.4.4 Sao Domingos Option Agreement incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925). *

10.4.5 Declaration of Translator for translation of Sao Domingos Option Agreement from Portuguese to English incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).
          *

10.5.1 Santa Isabel Option Agreement incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925). *

10.5.2 Declaration of Translator for translation of Santa Isabel Option Agreement from Portuguese to English incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).
          *

10.6.1 Sao Joao Option Agreement incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925). *

10.6.2 Declaration of Translator for translation of Sao Joao Option Agreement from Portuguese to English incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925). *

10.7.1 Piranhas Memorandum of Understanding incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).
          *

10.7.2 Declaration of Translator for translation of Piranhas Memorandum of Understanding from Portuguese to English incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No.
          000-24393-06715925). *

10.8.1 Branca de Neve Memorandum of Understanding incorporated by reference to the Form 10-QSB filed on July 26, 2006 (SEC File No.
          000-24393-06981489). *

10.8.2 Declaration of Translator for translation of Branca de Neve Memorandum of Understanding from Portuguese to English incorporated by reference to the Form 10-QSB filed on July 26, 2006 (SEC File No.
          000-24393-06981489). *

10.9.1 Bigode Memorandum of Understanding incorporated by reference to the Form 10-QSB filed on July 26, 2006 (SEC File No. 000-24393-06981489).
          *

10.9.2 Declaration of Translator for translation of Bigode Memorandum of Understanding from Portuguese to English incorporated by reference to the Form 10-QSB filed on July 26, 2006 (SEC File No.
          000-24393-06981489). *

10.10.1 Santa Lucia Memorandum of Understanding incorporated by reference to the Form 10-QSB filed on July 26, 2006 (SEC File No.
          000-24393-06981489). *

10.10.2 Declaration of Translator for translation of Santa Lucia Memorandum of Understanding from Portuguese to English incorporated by reference to the Form 10-QSB filed on July 26, 2006 (SEC File No.
          000-24393-06981489). *

23.1      Consent of Sierchio Greco & Greco, LLP (included in Exhibit 5.1)

23.2      Consent of Peterson Sullivan PLLC

23.3      Consent of Moore Stephens Ellis Foster Ltd.

* Previously Filed